UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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The Chefs’ Warehouse, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE CHEFS’ WAREHOUSE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 17, 2012

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of The Chefs’ Warehouse, Inc. (the “Company”), which will be held on Thursday, May 17, 2012 at 10:00 a.m. eastern daylight time at The Ridgefield Playhouse, 80 East Ridge Street, Ridgefield, Connecticut 06877 and simultaneously on the Internet through a virtual web conference at www.virtualshareholdermeeting.com/chef, and any adjournments or postponements of the Annual Meeting.

We are holding the Annual Meeting for the following purposes:

1.	To elect John D. Austin, John A. Couri, L. Kevin Cox, Dean Facatselis, Stephen Hanson, Christopher Pappas and John Pappas as directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified;

2.	To ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2012;

3.	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement that accompanies this notice;

4.	To vote, on a non-binding, advisory basis, on the frequency (once every one year, two years or three years) that stockholders of the Company will have a non-binding, advisory vote on the compensation of the Company’s named executive officers;

5.	To approve The Chefs’ Warehouse, Inc. 2011 Omnibus Equity Incentive Plan; and

6.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

These matters are more fully described in the accompanying proxy statement. We are not aware of any other business to be transacted at the Annual Meeting.

Only stockholders of record on our books at the close of business on Monday, March 19, 2012 will be entitled to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. For 10 days prior to the Annual Meeting, a list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the Annual Meeting at our principal executive offices located at 100 East Ridge Road, Ridgefield, Connecticut 06877. If you would like to view the stockholder list, please call our General Counsel and Corporate Secretary, Alexandros Aldous, at (203) 894-1345 to schedule an appointment. The stockholder list will also be available on the Internet through the virtual web conference during the Annual Meeting.

In accordance with rules approved by the Securities and Exchange Commission, we are furnishing proxy materials to our stockholders over the Internet. On or about April 4, 2012, we mailed to all stockholders of record as of the close of business on March 19, 2012 a notice containing instructions on how to access our Annual Report to Stockholders, which contains our audited consolidated financial statements for the fiscal year ended December 30, 2011, and our proxy statement, proxy card and other items of interest to stockholders on the Internet website indicated in our notice, as well as instructions on how to vote. The April 4, 2012 notice also provides instructions on how you can request a paper copy of our proxy materials and Annual Report to Stockholders.

You may vote your shares in person at the Annual Meeting, via the Internet, by telephone or by completing, dating, signing and promptly returning a proxy card to us in the envelope provided, if you requested and received a paper copy of the proxy card by mail. The proxy materials provide you with details on how to vote by these methods. We encourage you to vote in the method that suits you best so that your shares will be voted at the Annual Meeting.

By Order of the Board of Directors,

Christopher Pappas, Chairman of the Board

April 4, 2012

PLEASE VOTE. STOCKHOLDERS MAY VOTE IN PERSON AT THE ANNUAL MEETING OR BY INTERNET, TELEPHONE OR MAIL. PLEASE REFER TO YOUR PROXY CARD OR THE NOTICE OF PROXY AVAILABILITY DISTRIBUTED TO YOU ON APRIL 4, 2012 FOR INFORMATION ON HOW TO VOTE IN PERSON OR BY INTERNET, TELEPHONE OR MAIL.

PROPOSAL 5—APPROVAL OF THE CHEFS’ WAREHOUSE, INC. 2011 OMNIBUS EQUITY INCENTIVE PLAN	40
2011 Omnibus Equity Incentive Plan	41
Vote Required	48

OTHER MATTERS	49
Section 16(a) Beneficial Ownership Reporting Compliance	49
Stockholder Proposals for the 2013 Annual Meeting of Stockholders	49

APPENDIX A: THE CHEFS’ WAREHOUSE, INC. 2011 OMNIBUS EQUITY INCENTIVE PLAN	50

THE CHEFS’ WAREHOUSE, INC.

100 East Ridge Road

Ridgefield, Connecticut 06877

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 17, 2012

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (which we sometimes refer to as the “Board” in this proxy statement) of The Chefs’ Warehouse, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 17, 2012 at 10:00 a.m. eastern daylight time at The Ridgefield Playhouse, 80 East Ridge Street, Ridgefield, Connecticut 06877 and simultaneously on the Internet through a virtual web conference at www.virtualshareholdermeeting.com/chef, and any adjournments or postponements of the Annual Meeting. The Board is soliciting proxies for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. We will bear the cost of soliciting the proxies.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 17, 2012:

As outlined in the notice we mailed to you on April 4, 2012 (the “Notice of Proxy Availability”), the proxy statement, proxy card and Annual Report to Stockholders for the fiscal year ended December 30, 2011 are available on the Internet at www.proxyvote.com.

INFORMATION ABOUT THE MEETING

Record Date and Share Ownership

Only stockholders of record on our books at the close of business on Monday, March 19, 2012 (the “Record Date”) will be entitled to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. As of the close of business on March 19, 2012, we had 20,917,309 shares of common stock outstanding and eligible to vote on each matter brought before the Annual Meeting. Each share of common stock entitles the record holder to one vote on each matter to be voted upon at the Annual Meeting. Copies of the Notice of Annual Meeting of Stockholders, this proxy statement, the proxy card and our Annual Report to Stockholders for the fiscal year ended December 30, 2011 are being made available to stockholders of record on or about April 4, 2012. We are making these materials available to you on the Internet or, upon your request, by delivering printed versions of these materials to you without charge by mail. On or about April 4, 2012, we mailed to all stockholders of record as of the Record Date the Notice of Proxy Availability, which contains instructions on how to access these materials and vote their shares of our common stock.

We will, upon written request of any stockholder, furnish without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 30, 2011, as filed with the Securities and Exchange Commission (the “SEC”), without exhibits. Please address all such requests to the attention of Alexandros Aldous, General Counsel and Corporate Secretary, The Chefs’ Warehouse, Inc., 100 East Ridge Road, Ridgefield, Connecticut 06877. Exhibits will be provided upon written request to Mr. Aldous and payment of an appropriate processing fee.

Submitting and Revoking Your Proxy

If you complete and submit a proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy but do not complete the voting instructions, the persons named as proxies will vote the shares represented by your proxy as follows:

•

FOR the election of John D. Austin, John A. Couri, L. Kevin Cox, Dean Facatselis, Stephen Hanson, Christopher Pappas and John Pappas as directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified (Proposal 1);

•	FOR the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for fiscal 2012 (Proposal 2);

•	FOR the non-binding, advisory vote on the compensation of the Company’s named executive officers as disclosed in this proxy (Proposal 3);

•	FOR the frequency of every ONE YEAR for the non-binding, advisory vote on the frequency of non-binding, advisory votes on executive compensation (Proposal 4); and

•	FOR the approval of The Chefs’ Warehouse, Inc. 2011 Omnibus Equity Incentive Plan (Proposal 5).

If other matters come before the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received notice of other matters that may properly be presented at the Annual Meeting.

You may revoke or revise your proxy at any time before it is exercised by (1) delivering to us a signed proxy card with a date later than your previously delivered proxy, (2) voting in person or via the Internet while attending the virtual Annual Meeting, (3) granting a subsequent proxy through the Internet or telephone, or (4) sending a written revocation to our corporate secretary at 100 East Ridge Road, Ridgefield, Connecticut 06877. Attendance at the Annual Meeting, whether in person or through the Internet, will not itself be deemed to revoke your proxy unless you vote in person or via the Internet while attending the Annual Meeting. If you attend the Annual Meeting in person and want to vote in person, you can request that your previously submitted proxy not be used. If your shares are held through a broker, bank or other institution in “street name,” you will need to obtain a proxy form from the institution that holds your shares. Your most current proxy card or telephone or Internet proxy is the one that is counted.

If you hold shares of common stock in a stock brokerage account or through a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name” and these proxy materials are being made available to you by your broker, bank or nominee. You may not vote directly any shares held in street name; however, as the beneficial owner of the shares, you have the right to direct your broker, bank or nominee on how to vote your shares. If you do not provide your broker, bank or nominee instructions on how to vote your shares on non-discretionary items, a “broker non-vote” will occur. Proposal 1 (election of seven nominees as directors), Proposal 3 (non-binding, advisory vote on executive compensation), Proposal 4 (non-binding, advisory vote on the frequency of non-binding, advisory votes on executive compensation) and Proposal 5 (approval of The Chefs’ Warehouse, Inc. 2011 Omnibus Equity Incentive Plan) are non-discretionary items for which your broker, bank or nominee will not be able to vote your shares without your instructions. Proposal 2 (ratification of the selection of BDO USA, LLP) is a discretionary item, and your broker, bank or nominee may vote your shares in their discretion in the event that they do not receive voting instructions from you. Accordingly, it is possible for there to be broker non-votes for Proposals 1, 3, 4 and 5, but not for Proposal 2. In the case of a broker non-vote, your shares would be included in the number of shares considered present at the meeting for the purpose of determining whether there is a quorum. A broker non-vote, being shares not entitled to vote, would not have any effect on the outcome of the vote on Proposals 1, 3, 4 or 5.

In addition to solicitations by mail and the Internet, our directors, officers and employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. We will request brokerage houses, banks and nominees to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse such brokerage houses, banks and other nominees for their reasonable expenses in connection with this distribution.

How to Vote

For Proposal 1 (election of seven nominees as directors), you may vote “FOR” each of the nominees to the Board, or you may “WITHHOLD AUTHORITY.” A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For Proposal 4 (non-binding, advisory vote on the frequency of non-binding, advisory votes on executive compensation), you may vote for every “ONE YEAR,” “TWO YEARS” or “THREE YEARS,” or abstain from voting. For Proposal 2 (ratification of the selection of BDO USA, LLP), Proposal 3 (non-binding, advisory vote on executive compensation) and Proposal 5 (approval of The Chefs’ Warehouse, Inc. 2011 Omnibus Equity Incentive Plan), you may vote “FOR” or “AGAINST” each proposal or abstain from voting on the proposal.

Stockholders of Record: If you are a stockholder of record, there are four ways to vote:

•	by voting in person at the Annual Meeting;

•	by completing, signing, dating and returning your proxy card by mail, if you request a paper copy of the proxy materials;

•	by making a toll-free telephone call within the United States or Canada using a touch-tone telephone to the toll-free number provided on your Notice of Proxy Availability; or

•

by voting on the Internet. To vote on the Internet, go to the website address indicated on your Notice of Proxy Availability to complete an electronic proxy card. You will be asked to provide the control number from the Notice of Proxy Availability. You may also vote on the Internet while attending the Annual Meeting virtually through the Internet at www.virtualshareholdermeeting.com/chef.

If you plan to vote by telephone or Internet in advance of the Annual Meeting, your vote must be received by 11:59 p.m., eastern daylight time, on May 16, 2012 to be counted. Internet voting during the Annual Meeting is also permissible through the virtual web meeting hosted at www.virtualshareholdermeeting.com/chef.

Street Name Holders: If you hold your shares in street name, the Notice of Proxy Availability was forwarded to you by your brokerage firm, bank or other nominee and you should follow the voting instructions provided by your broker, bank or nominee. You may complete and return a voting instruction card to your broker, bank or nominee. Please check your Notice of Proxy Availability for more information. If you hold your shares in street name and wish to vote at the Annual Meeting, you must have your 12-digit control number from your Notice of Proxy Availability.

We provide Internet proxy voting to allow you to vote your shares online both before and during the Annual Meeting, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Quorum

Presence by attendance at the Annual Meeting or by proxy of a majority of the shares of common stock outstanding at the close of business on the Record Date and entitled to vote at the Annual Meeting will be required for a quorum. Shares of common stock present by attendance at the Annual Meeting or represented by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval and broker non-votes) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

Votes Required

Proposal 1 (election of seven nominees as directors) is an uncontested director election. Our Bylaws require that each nominee be elected by a plurality of votes cast at any meeting for the election of directors at which a quorum is present. Abstentions and broker non-votes will have no effect on Proposal 1 because they are not considered votes cast.

With respect to Proposal 4 (non-binding, advisory vote on the frequency of non-binding, advisory votes on executive compensation), the option of every one year, two years or three years that receives the highest number of votes cast by stockholders will be considered by the Board as the stockholders’ recommendation as to the frequency of future advisory votes on executive compensation. Abstentions and broker non-votes will have no effect on these items because they are not considered votes cast.

With respect to Proposal 2 (ratification of the selection of BDO USA, LLP), Proposal 3 (non-binding, advisory vote on executive compensation) and Proposal 5 (approval of The Chefs’ Warehouse, Inc. 2011 Omnibus Equity Incentive Plan), the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the proposal is necessary for approval. Abstentions will be equivalent to a vote against Proposals 2, 3 and 5. Broker non-votes will have no effect on the results of Proposal 3 and Proposal 5 because they are not considered votes cast. However, regarding Proposal 2, the ratification of the appointment of our independent registered public accounting firm is considered a “routine” item and brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions before the date of the Annual Meeting.

Attending the Annual Meeting

We will be hosting the 2012 Annual Meeting of Stockholders at The Ridgefield Playhouse, 80 East Ridge Street, Ridgefield, Connecticut 06877. Any stockholder can attend the Annual Meeting in person. We will also be hosting the Annual Meeting on the Internet through a virtual web conference at www.virtualshareholdermeeting.com/chef. A summary of the information you need to attend the Annual Meeting online is provided below:

•	Any stockholder can attend the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/chef.

•	Webcast starts at 10:00 a.m. eastern daylight time.

•	Please have your 12-digit control number to enter the Annual Meeting.

•	Stockholders may vote and submit questions while attending the Annual Meeting on the Internet.

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.

•	Questions regarding how to attend and participate via the Internet will be answered by calling 1-800-690-6903 on the day before the Annual Meeting and the day of the Annual Meeting.

•	Webcast replay of the Annual Meeting will be available at www.virtualshareholdermeeting.com/chef until May 17, 2013.

Householding

The SEC has adopted a rule concerning the delivery of annual reports and proxy statements. It permits us, with your permission, to send a single Notice of Proxy Availability and, to the extent requested, a single set of these proxy materials to any household at which two or more stockholders reside if we believe they are members of the same family. This rule is called “householding” and its purpose is to help reduce printing and mailing costs of proxy materials. To date, the Company has not instituted this procedure, but may do so in the future.

A number of brokerage firms have instituted householding. If you and members of your household have multiple accounts holding shares of the Company’s common stock, you may have received a householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this proxy statement, the 2011 Annual Report or other proxy materials or wish to revoke your decision to household. These options are available to you at any time.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This table includes information regarding the amount of our common stock beneficially owned as of March 19, 2012 by (i) each of our directors, (ii) each of our executive officers named in “EXECUTIVE COMPENSATION—2011 Summary Compensation Table,” (iii) all of our directors and current executive officers as a group, and (iv) each person or entity known to us to own more than 5% of our outstanding common stock.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage Ownership

Directors and Named Executive Officers:
Christopher Pappas	4,229,215	20.22%
John Pappas	4,197,154	20.07%
Dean Facatselis (3)	570,880	2.73%
John D. Austin	6,413	* *
John A. Couri	6,413	* *
L. Kevin Cox	6,413	* *
Stephen Hanson	11,413	* *
Kenneth Clark	257,231	1.23%
James Wagner	390,067	1.86%
Frank O’Dowd (4)	133,209	* *
All directors and executive officers, as a group (12 persons) (5)	9,922,778	47.44%

Other Stockholders:
Baron Capital Group, Inc. (6)	1,500,000	7.17%
Lord, Abbett & Co. LLC (7)	1,272,621	6.08%
AllianceBernstein L.P. (8)	1,254,092	6.00%

**	Less than 1%
(1)

The address for each listed director and executive officer is c/o The Chefs’ Warehouse, Inc., 100 East Ridge Road, Ridgefield, Connecticut 06877. The address of Baron Capital Group, Inc. is 767 Fifth Avenue, 49th Floor, New York, New York 10153. The address of Lord, Abbett & Co. LLC is 90 Hudson Street, Jersey City, New Jersey 07302. The address of AllianceBernstein L.P. is 1345 Avenue of the Americas, New York, New York 10105.

(2)	The number of shares of common stock beneficially owned by each stockholder is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and also any shares which a person has the right to acquire within 60 days after March 19, 2012 through the vesting and/or exercise of any equity award or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of common stock listed as owned by such person.
(3)	Includes 285,439 shares of common stock held by Dean Facatselis’s wife.
(4)	Includes 333 shares of common stock held by, or by a custodian for, Frank O’Dowd’s son.
(5)	Includes 286,438 shares of common stock held by, or by a custodian for, family members of certain directors and executive officers.
(6)	BAMCO, Inc. is a subsidiary of Baron Capital Group, Inc. (“BCG”) and Ronald Baron owns a controlling interest in BCG. BCG, BAMCO, Inc., Baron Small Cap Fund and Ronald Baron have shared power to vote or direct the vote and shared power to dispose or direct the disposition of all 1,500,000 shares. The foregoing information is based solely on a Schedule 13G filed by BCG with the SEC on February 14, 2012.
(7)	Lord, Abbett & Co. LLC has sole power to vote or direct the vote of 1,050,172 shares and sole power to dispose or direct the disposition of all 1,272,621 shares. The foregoing information is based solely on a Schedule 13G filed by Lord, Abbett & Co. LLC with the SEC on February 14, 2012.

(8)	AllianceBernstein L.P. has sole power to vote or to direct the vote of 1,042,194 shares and sole power to dispose or to direct the disposition of 1,183,298 shares. AllianceBernstein L.P. may be deemed to share beneficial ownership of 70,794 shares with reporting persons of its parent companies, AXA SA and AXA Financial, Inc. The foregoing information is based solely on a Schedule 13G filed by AllianceBernstein L.P. with the SEC on February 13, 2012.

CORPORATE GOVERNANCE

Summary

We are committed to maintaining strong corporate governance practices and principles. The Board actively monitors developments relating to the corporate governance of public corporations, and the Board has consulted with our legal counsel and independent registered public accounting firm to evaluate our current corporate governance and other practices in light of these developments. Our policies and practices reflect corporate governance best practices and compliance with the requirements of the Sarbanes-Oxley Act of 2002, SEC rules and regulations and the Listing Rules of the NASDAQ Stock Market (“NASDAQ”). For example:

•

The Board has adopted our Corporate Governance Guidelines, which were most recently revised in December 2011, which outline the roles and responsibilities of the Board and its committees and establish policies regarding governance matters such as Board meetings and communications, performance evaluations of the Board and our chief executive officer, director stock ownership guidelines, and director orientation and continuing education;

•

A majority of the members of the Board are “independent directors” within the NASDAQ Listing Rules’ definition, and the Board makes an affirmative determination regarding the independence of each director annually;

•

All members of the Board’s standing committees—the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee—are “independent directors” within the NASDAQ Listing Rules’ definition;

•	The independent members of the Board meet regularly without the presence of management;

•	We have designated an independent director to serve as our “Lead Director” to coordinate the activities of the other independent members of the Board;

•

We have a Code of Business Conduct and Ethics that applies to our principal executive officer and all members of our finance department, including our principal financial officer and principal accounting officer;

•	The charters of the Board’s committees clearly establish their respective roles and responsibilities; and

•	The Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls or auditing matters.

In addition, our Corporate Governance Guidelines limit the directors on our Audit Committee to serving on no more than three public company audit committees without the Board’s determination that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee. Directors must notify the chairman of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another corporate board. Directors are also required to notify the Board when their principal occupation or business association changes, at which point the Board will evaluate the propriety of continued Board service.

We maintain a corporate governance page on our website that includes key information about our corporate governance initiatives. The corporate governance page can be found at www.chefswarehouse.com, by clicking on “Investors,” then clicking on “Corporate Governance.” Copies of our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and the charters for each of the committees of the Board can be found on the corporate governance page of our website. Information contained on our website is not incorporated by reference into this proxy statement or considered to be part of this document.

Director Independence

Our Corporate Governance Guidelines require a majority of the members of the Board to be “independent directors” as such term is defined in the NASDAQ Listing Rules. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that four of its seven members are independent. Our four independent directors are John D. Austin, John A. Couri, L. Kevin Cox and Stephen Hanson. Christopher Pappas and John Pappas are our employees, and Dean Facatselis is a “family member” of Messrs. C. Pappas and J. Pappas (as such term is defined in the NASDAQ Listing Rules); therefore, Messrs. C. Pappas, J. Pappas and Facatselis are not independent directors. In making this independence determination, the Board considered our transactions with a New York City-based multi-concept restaurant operator holding company, of which Mr. Hanson is the president and a 50% owner, and the Board determined that Mr. Hanson still qualifies as an “independent director” as such term is defined in the NASDAQ Listing Rules. For more information regarding our transactions with this holding company in fiscal 2011, see the information under the caption “CORPORATE GOVERNANCE—Certain Relationships and Related Transactions—Transactions with Related Persons—Transactions with Directors” on page 11 of this proxy statement.

Our Corporate Governance Guidelines and the charter for each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee require all members of these committees to be independent. The charter of the Audit Committee also requires each of its members to meet the definition of independence under Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the SEC’s rules thereunder. The charter of the Compensation Committee requires each of its members to be a non-employee director within the meaning of Rule 16b-3 under the Exchange Act and an outside director within the meaning of Section 162(m) of the Internal Revenue Code, as amended (the “Code”).

Lead Director

The Board has created the position of Lead Director. Mr. L. Kevin Cox, chairman of the Nominating and Corporate Governance Committee, currently serves as the Lead Director. In accordance with our Corporate Governance Guidelines, the Lead Director must be independent. The Lead Director is responsible for coordinating the activities of the other independent directors and for performing such other duties and responsibilities as the Board may determine from time to time, including the following:

•	Serving as a liaison between Christopher Pappas, our chief executive officer and chairman of the Board, and the independent directors of the Board;

•	Advising the chairman of the Board as to an appropriate schedule of and agenda for the Board’s meetings and ensuring the Board’s input into the agenda for the Board’s meetings;

•

Advising the chief executive officer as to the quality, quantity and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties;

•	Assisting the Board, the Nominating and Corporate Governance Committee and our officers in better ensuring compliance with and implementation of our corporate governance principles; and

•

Serving as the chairman for executive sessions of the Board’s independent directors and executive sessions of the Board’s non-management directors and acting as chairman of the Board’s regular and special meetings when the chairman of the Board is unable to preside.

Certain Relationships and Related Transactions

Review and Approval of Related Person Transactions

The Board recognizes that transactions or relationships with us and our subsidiaries and our directors, director nominees, executive officers and greater than 5% beneficial owners of our common stock, and the immediate family members of each of the foregoing, may involve potential conflicts of interest. As a result, the Board adopted a written Related Party Transaction Policy (the “Policy”) requiring the prior approval of the Audit Committee before a related party may enter into a transaction or relationship in which we or a subsidiary of ours is a participant and the related party would have a direct or indirect interest, unless such transaction involves less than $120,000. Under the Policy, any proposed related party transactions are reviewed at the regularly scheduled meetings of the Audit Committee. Additionally, ongoing relationships are periodically reviewed and assessed to determine whether, based on all relevant facts, information and circumstances (including our and our subsidiaries’ contractual obligations), the related party transaction remains appropriate or should otherwise be modified or terminated. Any member of the Audit Committee who is a related party with respect to a transaction under review will not be able to vote on the approval or ratification of the transaction; however, the director shall provide all material information and may, if so requested by the chairman of the Audit Committee, participate in some or all of the Audit Committee’s discussions concerning the related party transaction. We require that any related party transaction must be on terms no less favorable to us than could be obtained from unaffiliated third parties. As required under SEC regulations, those transactions or series of similar transactions to which we or a subsidiary of ours is or will be a participant in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest is disclosed in this proxy statement if required to so be disclosed by SEC regulations.

Other than the transactions described below and the arrangements described under “EXECUTIVE COMPENSATION—Compensation Discussion and Analysis,” since December 25, 2010, there has not been, and there is not currently proposed, any transaction or series of similar transactions required to be disclosed by SEC regulations to which we or any of our subsidiaries were or will be a participant in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.

Transactions with Related Persons

Reorganization Transaction

On July 27, 2011, we completed a transaction in which we converted our predecessor, Chefs’ Warehouse Holdings, LLC, into The Chefs’ Warehouse, Inc. Specifically, Chefs’ Warehouse Holdings, LLC, a Delaware limited liability company, converted into The Chefs’ Warehouse, Inc., a Delaware corporation, and the members of Chefs’ Warehouse Holdings, LLC received shares of our common stock in exchange for their membership interests in Chefs’ Warehouse Holdings, LLC.

We issued 16,000,000 shares of common stock in our reorganization transaction and each of the holders of Class B units and Class C units in Chefs’ Warehouse Holdings, LLC received approximately 0.2942 shares of our common stock for each unit of membership interest in Chefs’ Warehouse Holdings, LLC owned by them at the time of the conversion. Of the total number of shares we issued in the reorganization transaction, 445,056 shares were at the time of their issuance restricted shares of our common stock issued upon conversion of our Class C units that were not vested as of the time of the conversion.

Warehouse and Office Leases

We lease two warehouse and office facilities from two entities that are wholly-owned by three of our directors pursuant to long-term operating lease agreements. Our subsidiary, Dairyland USA Corporation, subleases a warehouse and office facility in the Bronx, New York from The Chefs’ Warehouse Leasing Co., LLC, a New York limited liability company that is wholly-owned equally by Christopher Pappas, John Pappas and Dean Facatselis. The Chefs’ Warehouse Leasing Co., LLC leases the facility from the New York City Industrial Development Agency and subleases the facility to Dairyland USA Corporation. The annual base rent under the sublease agreement equals the amount of rent payable by The Chefs’ Warehouse Leasing Co., LLC to the New York City Industrial Development Agency plus an amount necessary to allow The Chefs’ Warehouse Leasing Co., LLC to service the indebtedness it incurred to finance the completion of the facility. The annual base rent under the sublease was initially $950,000, which has been subject to cumulative annual increases of 3.5%. Dairyland USA Corporation paid The Chefs’ Warehouse Leasing Co., LLC $1,167,793 under the terms of the sublease arrangement in fiscal 2011. The aggregate amount of all periodic payments under the sublease agreement due on or after the beginning of fiscal year 2012 through December 31, 2014 is approximately $3,754,387, plus annual taxes and operating expenses.

From January 1, 2015 through June 29, 2030, the aggregate amount of all periodic payments due under the sublease agreement is approximately $9.3 million. In connection with this sublease arrangement, Dairyland USA Corporation and two of our other subsidiaries are required to act as conditional guarantors of The Chefs’ Warehouse Leasing Co., LLC’s mortgage obligation on the distribution center. The mortgage payoff date is December 2029 and the potential obligation under this conditional guarantee totaled $11.2 million at December 30, 2011. On July 1, 2005 the Company entered into a consent and release agreement with the mortgagee in which the entity guarantors were conditionally released from their respective obligations. The Company and the entity guarantors continue to be in compliance with the specified conditions. The Chefs’ Warehouse Leasing Co., LLC has the ability to opt out of its lease agreement with the New York City Industrial Development Agency by giving 60 days’ notice. This action would cause the concurrent reduction in the term of the sublease with Dairyland USA Corporation to December 2014. Dairyland USA Corporation does not have an option to acquire the facility under any of the agreements governing this facility.

Dairyland USA Corporation also leases a warehouse and office facility in Hanover, Maryland from Candlewood Road Property, LLC, a Maryland limited liability company that is wholly-owned by Christopher Pappas, John Pappas and Dean Facatselis, pursuant to a lease agreement dated September 14, 2004. Candlewood Road Property, LLC is the owner of the property. The lease expires on September 30, 2014. The initial annual base rent under the lease agreement was $360,000 and is subject to cumulative annual increases of 3.5%. In fiscal 2011, Dairyland USA Corporation paid Candlewood Road Property, LLC $446,404 in rent under the terms of the lease. The aggregate amount of all periodic payments under the lease agreement due on or after the beginning of fiscal year 2012 through the end of the lease is approximately $1,308,210, plus annual taxes and operating expenses.

Employment of Family Members

John Pappas’s brother-in-law, Constantine Papataros, is one of our employees. We paid him $182,347 in total compensation in fiscal 2011.

Transactions with Directors

One of our non-employee directors, Stephen Hanson, is the President and a 50% owner of a New York City-based multi-concept restaurant operator holding company. Certain subsidiaries of this holding company are customers of the Company and its subsidiaries that purchased an aggregate of approximately $2.8 million of products from us during fiscal 2011. Terms provided to these customers were determined in the ordinary course of business, at arm’s length and materially consistent with those of other customers with similar volumes and purchasing patterns.

Each of Christopher Pappas, John Pappas and Dean Facatselis owns 8.33% of a New York City-based restaurant customer of the Company and its subsidiaries that purchased an aggregate of approximately $238,000 of products from us during fiscal 2011. Messrs. C. Pappas, J. Pappas and Facatselis have no other interest in the restaurant other than these equal interests and are not involved in the day-to-day operation or management of this restaurant. Terms provided to this customer were determined in the ordinary course of business, at arm’s length and materially consistent with those of other customers with similar volumes and purchasing patterns.

Board Leadership Structure

The Board currently combines the roles of chairman of the Board and chief executive officer. Our Corporate Governance Guidelines do not require the chairman of the Board to be independent and do not specify whether the positions of chairman of the Board and chief executive officer must be separated. Considering the Company’s strong performance over extended periods under Mr. Christopher Pappas’s leadership, the Board believes that the Company benefits from Mr. C. Pappas’s services in both roles. Mr. C. Pappas has served as our chief executive officer since 1985. The Board believes him to be the most qualified to serve as our chief executive officer in light of his successful tenure leading the Company and his overall experience in, knowledge of and reputation in the foodservice distribution industry.

As discussed above, the Board also maintains an independent lead director. L. Kevin Cox currently serves as our lead director. We believe it is important to have an independent lead director to establish a system of checks and balances between the independent directors of the Board and Mr. C. Pappas. The lead director provides leadership to the Board to ensure it operates in an independent, cohesive manner. The Board believes that having a lead director vested with key duties and responsibilities (as discussed above) and the Board’s standing committees comprised of and chaired by independent directors (as discussed below) provides a formal structure for strong independent oversight of our management team.

Risk Oversight

The Board has overall responsibility for risk oversight. The Board oversees risk management with a focus on our primary areas of risk: risk related to our business strategy, financial risk, legal/compliance risk and operational risk. Our president and chief executive officer and each of our other executive officers are responsible for managing risk in their respective areas of authority and expertise, identifying key risks to the Board and explaining to the Board how those risks are being addressed.

Certain standing committees of the Board also have responsibility for risk oversight. The Audit Committee focuses on financial risk, including fraud risk and risks relating to our internal controls over financial reporting. The Compensation Committee addresses risks relating to our executive compensation strategies and is tasked with monitoring our executive compensation program to ensure that it does not encourage our executive officers to take unnecessary and excessive risks. The Board receives regular reports from the chairs of the Audit Committee and Compensation Committee regarding these committees’ risk management efforts and receives reports and other meeting materials provided to each of the committees. In addition, we have established a Disclosure Committee which consists of our executive officers and assists the Board in fulfilling its oversight responsibility with respect to regulatory compliance and receives regular reports from our general counsel and other employees responsible for our regulatory compliance. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk. We believe the division of risk management responsibilities described above is an effective approach for addressing the risks we face.

Compensation Risk

We were a privately-held company until we completed our initial public offering (“IPO”) on August 2, 2011. In connection with our IPO, we established a Compensation Committee comprised solely of independent directors. As described more fully in the section of this proxy statement captioned “EXECUTIVE COMPENSATION—Compensation Discussion and Analysis,” our pre-IPO compensation plans and policies for our executive officers were administered by our pre-IPO board of directors along with our chief executive officer and significant outside investors. For the portion of fiscal 2011 following our IPO and future years, our Compensation Committee will principally be responsible for establishing, overseeing and administering our compensation plans and policies for our executive officers, including our equity incentive plans.

Our Compensation Committee is also responsible for overseeing risks related to our compensation programs and practices, and beginning in fiscal 2011, we began to incorporate compensation practices that we believe discourage our employees from excessive risk-taking that could be reasonably likely to have a materially adverse effect on us, including the following:

•	The base salary component of compensation does not encourage risk-taking because it is a fixed amount.

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All equity awards granted to our employees following our IPO were granted in the form of either time-based vesting restricted stock which vests pro-rata over a period of four years or performance-based vesting restricted stock which vests over three years if we achieve certain earnings per share targets. The time-based vesting structure disincentivizes short-term risk-taking at the expense of long-term stockholder value and a multi-year performance-based award discourages risk-taking that would generate higher short-term returns at the expense of performance in the remaining years in a performance period.

•	We have a combination of both short-term and long-term elements of executive compensation.

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Our chief executive officer and vice chairman maintain a significant ownership interest in our company, which closely aligns their interests with our stockholders’ interests and disincentivizes them from engaging in, or encouraging our other executive officers to engage in, unreasonable or excessive risk-taking.

•	We have instituted a clawback, or recoupment, policy on awards granted under our annual incentive cash compensation program.

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For the Company’s annual incentive cash compensation program, a majority of the awards that may be made to executives with respect to fiscal 2012 will be based on the achievement of at least two objective performance measures, thus diversifying the risk associated with any single indicator of performance.

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For the Company’s annual incentive cash compensation program for fiscal 2012, our Compensation Committee selected performance measures that we believe are less susceptible to judgments and interpretations (for example, revenue and earnings per share) than other performance measures that it could have selected.

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Assuming achievement of a threshold level of performance, payouts under our annual incentive cash compensation program result in some compensation at levels below full target achievement, rather than an “all-or-nothing” approach, which could engender excessive risk-taking.

•	Our Compensation Committee determines achievement levels under the Company’s annual incentive cash compensation plan in its discretion after reviewing Company and executive performance.

•	Our Compensation Committee is being advised by an independent compensation consultant who also reviews the results of our annual analysis and assessment of our compensation programs.

Nomination of Directors

The Nominating and Corporate Governance Committee reviews the qualifications of every person recommended as a nominee to the Board to determine whether the recommended nominees are qualified to serve on the Board. The Nominating and Corporate Governance Committee has adopted qualitative standards by which it determines if nominees are qualified to serve on the Board. The Nominating and Corporate Governance Committee evaluates recommended nominees in accordance with the following criteria:

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Personal characteristics. The Nominating and Corporate Governance Committee considers the personal characteristics of each nominee, including the nominee’s integrity, accountability, ability to make informed judgments, financial literacy, professionalism and willingness to meaningfully contribute to the Board (including by possessing the ability to communicate persuasively and address difficult issues). In addition, the Nominating and Corporate Governance Committee evaluates whether the nominee’s previous experience reflects a willingness to establish and meet high standards of performance, both for him or herself and for others.

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Core Competencies. The Nominating and Corporate Governance Committee considers whether the nominee’s knowledge and experience would contribute to the Board’s achievement of certain core competencies. The Nominating and Corporate Governance Committee believes that the Board, as a whole, should possess competencies in accounting and finance, business judgment, management best practices, crisis response, industry knowledge, leadership, strategy and vision.

•	Board Independence. The Nominating and Corporate Governance Committee considers whether the nominee would qualify as an “independent director” under the NASDAQ Listing Rules.

•	Director Commitment. The Nominating and Corporate Governance Committee expects that each of our directors will prepare for and actively participate in meetings of the Board and its committees,

provide advice and counsel to our management, develop a broad knowledge of our business and industry and, with respect to an incumbent director, maintain the expertise that led the Nominating and Corporate Governance Committee to initially select the director as a nominee. The Nominating and Corporate Governance Committee evaluates each nominee on his or her ability to provide this level of commitment if elected to the Board.

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Additional Considerations. Each nominee also is evaluated based on the overall needs of the Board and the diversity of experience he or she can bring to the Board, whether in terms of specialized knowledge, skills or expertise. Although we do not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating and Corporate Governance Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company’s businesses.

Following this evaluation, the Nominating and Corporate Governance Committee will make recommendations for membership on the Board and review such recommendations with the Board, which will decide whether to invite the candidate to be a nominee for election to the Board.

Director Nominees Recommended by Stockholders

The Nominating and Corporate Governance Committee evaluates nominees recommended by stockholders on the same basis as nominees recommended by any other sources, including making a determination whether the candidate is qualified to serve on the Board based on the qualitative standards described above. To be considered by the Nominating and Corporate Governance Committee, a stockholder who wishes to recommend a director nominee must deliver or send by first class U.S. mail a written notice addressed to Alexandros Aldous, General Counsel and Corporate Secretary, The Chefs’ Warehouse, Inc., 100 East Ridge Road, Ridgefield, Connecticut 06877. The written notice must be received by our corporate secretary not less than 90 days nor more than 120 days prior to the date of the annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after the anniversary date of the last annual meeting of stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was first made. The notice to our corporate secretary must include the information specified in our bylaws, including the following: (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the class or series and number of our shares which are owned beneficially or of record by each such nominee, (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to be named as a nominee and to serve as a director if elected), and (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under the SEC’s Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and record address of such stockholder, as it appears on the Company’s books, and of such beneficial owner, if applicable, and of their respective affiliates or associates or others acting in concert therewith, (ii)(A) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder and such beneficial owner, as applicable, and their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Company, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Company, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Company, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Company, through the delivery of cash or other property, or otherwise, and without regard of whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any class or series of shares of the Company, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such stockholder, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the Company, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Company (any of the foregoing, a “Short Interest”), (E) any rights to dividends on the shares of the Company owned beneficially by such stockholder that are separated or separable from the underlying shares of the Company, (F) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Company held by such stockholder, and (I) any direct or indirect interest of such stockholder in any contract with the Company, any affiliate of the Company or any principal competitor of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (iii) a description of all arrangements or understandings between such stockholder and/or beneficial owner, if applicable, and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the SEC’s Regulation 14A under the Exchange Act. We may require any proposed nominee to furnish such other information as may be reasonably required by the Nominating and Corporate Governance Committee to determine the eligibility of such proposed nominee to serve as a member of the Board.

Board Meetings

During the fiscal year ended December 30, 2011, the Board met two times, once in person and once telephonically. Following the in-person meeting of the Board, the independent directors met in executive session and the non-management directors met in a separate executive session, in each case without the presence of management. All directors attended at least 75% of the meetings of the Board and of the committees on which they served in fiscal year 2011. We encourage each member of the Board to attend our annual meetings of stockholders. The Annual Meeting will be our first annual meeting of stockholders since the consummation of our IPO.

Committees of the Board of Directors

The Board currently has a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee. Upon recommendation of the Nominating and Corporate Governance Committee, the full Board appoints members of each of those committees and designates the chairperson of each of those committees.

Compensation Committee. The Compensation Committee evaluates and establishes the compensation of our executive officers. The Compensation Committee also establishes or approves all policies and procedures related to our incentive compensation programs and administers our incentive plans, including our 2011 Omnibus Equity Incentive Plan and 2012 Cash Incentive Plan. For a description of the role of the Compensation Committee, its consultants and management in setting compensation, please see “EXECUTIVE COMPENSATION—Compensation Discussion and Analysis.” The Compensation Committee also approves our compensation discussion and analysis included in our annual proxy statements.

The agenda for meetings of the Compensation Committee is determined by its chairman with the assistance of our chief executive officer, executive vice president of human resources and general counsel. Compensation Committee meetings are regularly attended by the chief executive officer and chairman of the Board, executive vice president of human resources and general counsel. At certain meetings during fiscal 2011, the Compensation Committee met in executive session without any member of management present. The chairman of the Compensation Committee reports the Compensation Committee’s recommendations on executive compensation to the Board. Independent advisors and the Company’s finance, human resources and legal departments support the Compensation Committee in its duties and may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities.

The Compensation Committee’s charter is available on our website, www.chefswarehouse.com, by clicking on “Investors,” then clicking on “Corporate Governance,” and then clicking on “Compensation Committee Charter.” The Compensation Committee held two meetings during fiscal 2011. The current members of the Compensation Committee are John A. Couri (chairman), John D. Austin and L. Kevin Cox, each of whom is an independent director.

Audit Committee. The Audit Committee is responsible for overseeing management’s maintenance of the reliability and integrity of our accounting policies and financial reporting and our disclosure practices; overseeing management’s establishment and maintenance of processes to assure that an adequate system of internal control is functioning and to assure our compliance with all applicable laws, regulations and corporate policies; reviewing the performance of our independent registered public accounting firm; and making decisions regarding the appointment or termination of our independent registered public accounting firm and considering and approving any non-audit services proposed to be performed by the independent registered public accounting firm. Among the Audit Committee’s duties are review of the results and scope of the audit and other services provided by our independent registered public accounting firm.

The Audit Committee’s charter is available on our website, www.chefswarehouse.com, by clicking on “Investors,” then clicking on “Corporate Governance,” and then clicking on “Audit Committee Charter.” The Audit Committee held four meetings during fiscal 2011. The current members of the Audit Committee are John D. Austin (chairman), L. Kevin Cox and Stephen Hanson, each of whom is an independent director. The Board has determined that Mr. Austin, who is an “independent director” as such term is defined in the NASDAQ Listing Rules, is also an “audit committee financial expert” as defined by the rules and regulations of the SEC.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee of the Board is responsible for developing, reviewing and recommending to the Board for adoption our Corporate Governance Guidelines; identifying and nominating candidates for election to the Board; assessing and making recommendations to the Board regarding the size and composition of the Board and the size, composition, scope of authority, responsibilities and reporting obligations of each of the Board’s committees; assisting the Board in conducting performance reviews of the Board and its committees and members; and formulating and assessing our senior management succession plans with our chief executive officer and chairman of the Board. For additional information regarding the director nomination process undertaken by the Nominating and Corporate Governance Committee, see “CORPORATE GOVERNANCE—Nomination of Directors.”

The Nominating and Corporate Governance Committee’s charter is available on our website, www.chefswarehouse.com, by clicking on “Investors,” then clicking on “Corporate Governance,” and then clicking on “Nominating and Corporate Governance Committee Charter.” The Nominating and Corporate Governance Committee held one meeting during fiscal 2011. The current members of the Nominating and Governance Committee are L. Kevin Cox (chairman), Stephen Hanson and John A. Couri, each of whom is an independent director.

Compensation Committee Interlocks and Insider Participation

The current members of our Compensation Committee are Messrs. Couri, Austin and Cox. All members of the Compensation Committee are “independent directors” within the meaning of the NASDAQ Listing Rules and no member is an employee or former employee of the Company. During fiscal 2011, no member of the Compensation Committee had any relationship requiring disclosure under the section “CORPORATE GOVERNANCE—Certain Relationships and Related Transactions.” None of our executive officers served during fiscal 2011 as a member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director on the Board or as a member of the Compensation Committee. None of our executive officers served during fiscal 2011 as a director of any other entity, one of whose executive officers served as a director on the Board or as a member of the Compensation Committee.

Communication with the Board of Directors

Our stockholders may communicate directly with the Board. All communications should be in written form and directed to Alexandros Aldous, General Counsel and Corporate Secretary, The Chefs’ Warehouse, Inc., 100 East Ridge Road, Ridgefield, Connecticut 06877. Communications should be enclosed in a sealed envelope that prominently indicates that it is intended for the Board. Each communication intended for the Board and received by the corporate secretary that is related to our operations and is relevant to a specific director’s service on the Board will be forwarded to the specified party following its clearance through normal review and appropriate security procedures.

PROPOSAL 1—ELECTION OF DIRECTORS

Directors and Nominees for Director

Currently, the Board is comprised of seven directors, all of whom are elected annually. The term of each current director will expire at the Annual Meeting. Each of our current directors has been nominated to stand for re-election as a director at the Annual Meeting to hold office until the next annual meeting of stockholders to be held in 2013 and until his successor is elected and qualified. Each nominee has indicated his willingness to serve, if elected. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. We have no reason to believe any of the nominees will be unable to serve if elected.

We have described below information concerning the business experience and qualifications of each of our incumbent directors.

The Board unanimously recommends that stockholders vote “FOR” each of the director nominees. Proxies received by the Board will be voted “FOR” each of the nominees unless a contrary choice is specified in the proxy.

The following is certain information regarding each of the director nominees:

Christopher Pappas, age 52, is our founder and has served as our chief executive officer since 1985 and has been our chairman since March 1, 2011. He has been our president since April 11, 2009 and before that was our president from our formation to January 1, 2007. Prior to founding our company, Mr. Pappas played basketball professionally in Europe for several years following his graduation from Adelphi University in 1981 with a Bachelor of Arts degree in Business Administration. Mr. Pappas currently oversees all of our business activities, with a focus on product procurement, sales, marketing and strategy development. Mr. Pappas’s qualifications to serve on the Board include his extensive knowledge of our company and the specialty food products distribution business and his years of leadership at the Company.

John Pappas, age 48, is a founder of our company and currently serves as our vice chairman, a position he has held since March 1, 2011. From our founding in 1985 to March 1, 2011, he served as our chief operating officer. He has 25 years of experience in logistics, facility management and global procurement and oversees our network of distribution centers nationwide. Mr. Pappas is also active in the development of our corporate strategy. Mr. Pappas’s qualifications to serve on the Board include his extensive knowledge of our company and the specialty food products distribution industry and his years of leadership at the Company.

Dean Facatselis, age 56, is a founder of our company and has been a director of our company since January 1, 2007. He served as our chief financial officer from June 1, 1985 to December 31, 2006. Mr. Facatselis is a certified public accountant, and he attended Baruch College of the City University of New York, where he earned a Bachelor of Business Administration degree in 1977. Mr. Facatselis’s qualifications to serve on the Board include his extensive knowledge of our company and the specialty food products distribution business, his accounting and financial expertise and his years of leadership at the Company.

John D. Austin, age 50, is a founder and the chief financial officer of The Hilb Group, LLC, a regional mid-market insurance brokerage firm formed in 2009 which focuses primarily on property and casualty insurance and employee benefits services. Prior to joining The Hilb Group in 2009, Mr. Austin was employed by Performance Food Group Company, or PFG, a Richmond, Virginia-based publicly-traded foodservice distributor, from 1995 to 2009. Mr. Austin served his last six years at PFG as that company’s chief financial officer. Prior to joining PFG, Mr. Austin spent four years as the assistant controller for General Medical Corporation, a Richmond, Virginia-based distributor of medical supplies. He also spent the first six years of his career in public accounting, primarily with the Richmond, Virginia office of Deloitte & Touche. Mr. Austin’s qualifications to serve on the Board include his extensive background and experience in finance and accounting and the operations of a public company operating within the foodservice distribution industry. Furthermore, he qualifies as our “audit committee financial expert,” as such term is defined in the rules and regulations of the SEC.

John A. Couri, age 70, has been a director on the Board since July 2005. Mr. Couri is the president of Couri Foundation, Inc., which was founded in 1988 to operate youth programs for underprivileged children. He is also the president of the Ridgefield Senior Center Foundation, Inc., which operates a senior center in Ridgefield, Connecticut. In 1983, Mr. Couri co-founded Duty Free International (DFI), a New York Stock Exchange-listed public company, now Duty Free Americas, and served as president and chief executive officer of that company until it was sold to BAA in 1997. Mr. Couri served as a member of the Listed Company Advisory Board of the New York Stock Exchange from January 1993 to December 1995 and served as chairman of the Board of Trustees of Syracuse University from May 2004 to May 2008. Mr. Couri holds a Bachelor of Arts degree in Economics, with a minor in Business, from Syracuse University and received an honorary doctorate degree from Syracuse University in 2008. Mr. Couri’s qualifications to serve on the Board include his experiences as having been a founder, president and chief executive officer of a publicly-traded company, his expertise involving listed companies and his understanding of corporate finance matters.

L. Kevin Cox, age 48, is the executive vice president of human resources at American Express Company, a global provider of payment solutions and travel-related services for consumers and businesses, a position he has held since 2005. Prior to joining American Express, Mr. Cox spent 16 years at PepsiCo and Pepsi Bottling Group, where he held positions leading strategy, business development, technology and human resources. He is a current member of the board of directors of Corporate Executive Board Company, a registered public company, and Ability Beyond Disability, and he served as a member of the board of directors of Virgin Mobile USA, Inc., a registered public company, from 2007 to 2009. Mr. Cox holds a Master of Labor and Industrial Relations from Michigan State University and a Bachelor of Arts from Marshall University. Mr. Cox’s qualifications to serve on the Board include his extensive knowledge of compensation matters, including the design, implementation and maintenance of compensation programs for publicly-traded companies, as well as his experience gained from serving on boards of directors of other publicly-traded companies and his having been involved in the initial public offering of Pepsi Bottling Group.

Stephen Hanson, age 62, is the founder and president of B.R. Guest Restaurants, a New York multi-concept operator that began with one restaurant in 1987 and has since expanded to over 20 properties in New York City, Las Vegas and Florida. Mr. Hanson is a member of the Department of Consumer Affairs’ Consumers Council for New York City, a position he has held since January 2011. He also sits on the boards of directors for Publicolor, a not-for-profit organization that uses color, collaboration, design and the painting process to empower students to transform themselves, their schools and their communities, and City Harvest, a not-for-profit organization dedicated to ending hunger in New York City. Mr. Hanson earned a business degree from New York University’s Stern School of Business in 1976. Mr. Hanson’s qualifications to serve on the Board include his more than twenty years of experience in the restaurant industry, as well as his general business and investing background.

Vote Required

The affirmative vote of a plurality of the shares of our common stock represented at the Annual Meeting in person (including by webcast) or by properly executed proxy and entitled to vote on Proposal 1 is required to approve the election of each of the nominees for election as a director. All nominees for election as directors at the Annual Meeting currently serve on the Board. If no voting specification is made on a properly returned or voted proxy card, the proxy card will vote FOR the election of John D. Austin, John A. Couri, L. Kevin Cox, Dean Facatselis, Stephen Hanson, Christopher Pappas and John Pappas as directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified. Abstentions and broker non-votes will have no effect on Proposal 1 because they are not considered votes cast.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This compensation discussion and analysis discusses the objectives and elements of our compensation programs and the compensation awarded to our named executive officers in the 2011 fiscal year. This information should be read in conjunction with the Summary Compensation Table and the related tables and narratives that follow this compensation discussion and analysis. For fiscal 2011, the following individuals were our named executive officers:

•	Christopher Pappas, our chairman, president and chief executive officer;

•	John Pappas, our vice chairman;

•	James Wagner, our chief operating officer;

•	Kenneth Clark, our chief financial officer; and

•	Frank O’Dowd, our chief information officer.

Overview of Compensation Process

As a former private company with a relatively small number of owners, we historically employed an informal process for setting the compensation of our named executive officers. Prior to fiscal 2011, the compensation for our chief executive officer and our vice chairman was established through negotiations between those executives and representatives of BGCP/DL, LLC (“BGCP”), the holder of a majority of our Class A units of membership interest prior to the redemption of those units in October 2010. The compensation for our other named executive officers was established by our chief executive officer, with the input of representatives of BGCP, and was principally based on BGCP’s representatives’ recommendations, our chief executive officer’s assessment of our operating performance in the prior fiscal year and the individual named executive officer’s performance of his duties and the BGCP representatives’ understanding of compensation of executive officers in comparable positions at other companies operating within our business sector.

For fiscal 2011, the compensation for our chief executive officer and our vice chairman was established through negotiations between those executives and our then-existing board of directors, as well as discussions with our executive vice president of human resources regarding the compensation practices of similarly-situated companies. The compensation for our other named executive officers was established by our chief executive officer and was principally based on our chief executive officer’s assessment of our operating performance in fiscal 2010 and the individual named executive officer’s performance of his duties, as well as our understanding of compensation of executive officers in comparable positions at other similarly-situated companies. In setting the total compensation of our named executive officers in 2011, we did not engage in benchmarking or specifically compare our named executive officers’ total compensation to the total compensation of employees in comparable positions with comparable companies.

Upon the listing of our common stock on NASDAQ, we established a compensation committee of our board of directors. The Compensation Committee, which consists solely of directors that are “independent” under the rules and regulations of the SEC and NASDAQ, has overall responsibility for the compensation program for our executive officers, including our named executive officers. We did not engage a compensation consultant to assist us in setting fiscal 2011 compensation for our executive officers and directors, but the Compensation Committee has engaged a compensation consultant, the Hay Group, to help establish executive officer and director compensation for fiscal 2012.

Compensation Philosophy and Objectives

Historically, the principal objectives of our executive compensation program were to attract and retain highly-qualified executives by providing total compensation for each position that the Board and our chief executive officer believe is competitive within our business sector. We also sought to provide appropriate incentives for our named executive officers to achieve performance metrics related to our company-wide performance and the individual’s particular performance goals. Finally, through the issuance of equity-based incentives, we sought to retain our key employees and reward performance that enhances our long-term value.

Following the consummation of our IPO, our Compensation Committee maintained these principal objectives as the key components of our named executive officer compensation program. Accordingly, our Compensation Committee has strived to implement a compensation program that enables us to attract and retain high-quality leadership and to ensure that our named executive officers are compensated in a manner consistent with stockholder interests, the policies adopted by the Compensation Committee, internal equity considerations, competitive practice and the requirements of appropriate regulatory bodies. In determining the relevant amounts of each of these components, our Compensation Committee has adopted a compensation program that consists of a mix of compensation that:

•	aligns interests of all eligible employees with our business plans;

•	incentivizes achievement of annual financial, functional, and individual objectives;

•	provides a systematic plan for establishing definitive performance goals; and

•	creates a fair and measureable compensation model for rewarding performance.

Principal Components of Our Compensation Packages

Taking into account the above-described objectives, historically we have focused on designing a compensation package that consists of two primary elements: (i) base salary and (ii) performance-based, annual cash incentive awards. We have also awarded certain of our named executive officers, when hired, promoted or both, with equity interests in our company that vest on a pro-rata basis over a four-year period. Going forward, we expect that our compensation package will be made up of base salaries, performance-based, annual cash incentive awards and equity-based awards consisting of a mix of time-based vesting and performance-based vesting restricted stock awards.

Components of Fiscal 2011 Compensation for Our Named Executive Officers

For our 2011 fiscal year, our named executive officers’ compensation consisted of the following principal components:

Base Salary.

We provide our named executive officers with a base salary to compensate them for performing their daily responsibilities during the year. We believe that base salaries must be competitive based upon the named executive officer’s scope of responsibilities and what we believe to be market rates of compensation for executives performing similar functions for comparable companies within our business sector. For fiscal 2011, the base salaries for our chief executive officer and vice chairman were established through negotiations between those executives and our then-existing board of directors, as well as discussions with our executive vice president of human resources regarding the compensation practices of similarly-situated companies. The fiscal 2011 base salaries for our named executive officers other than our chief executive officer and vice chairman were established by our chief executive officer and were principally based on our chief executive officer’s assessment of our operating performance in fiscal 2010 and the individual named executive officer’s performance of his duties, as well as our understanding of compensation of executive officers in comparable positions at similarly-situated companies. In setting the total compensation of our named executive officers in 2011, we did not engage in benchmarking or specifically compare our named executive officers’ total compensation to the total compensation of employees in comparable positions with comparable companies. Our named executive officers, other than Messrs. C. Pappas and J. Pappas, have had their performance reviewed periodically and have been eligible for merit-based base salary increases as a result of these reviews. Taking all of these factors into account, our named executive officers received the following base salaries for the 2011 fiscal year:

Name	2011 Base Salary
Christopher Pappas	$750,000
John Pappas	$625,000	(1)
James Wagner	$248,333	(2)
Kenneth Clark	$249,000
Frank O’Dowd	$218,500

(1)	Mr. John Pappas’ annual base salary was $750,000 for the first seven months of 2011. Mr. John Pappas’ annual base salary decreased to $450,000 following consummation of our IPO.
(2)	Mr. Wagner’s annual base salary was $240,000 for the first two months of 2011. Effective as of March 2, 2011, Mr. Wagner’s annual salary increased to $250,000.

Mr. C. Pappas’s and Mr. J. Pappas’s base salaries for fiscal 2011 were 87.5% and 56.25%, respectively, higher than their base salaries in fiscal 2010. Mr. Wagner’s and Mr. Clark’s base salaries for fiscal 2011 were 9.17% and 2.68%, respectively, higher than their base salaries in fiscal 2010. Mr. O’Dowd’s fiscal 2011 base salary was unchanged from his fiscal 2010 base salary. Although the base salaries of each of Messrs. C. Pappas and J. Pappas increased significantly from their fiscal 2010 base salaries, neither executive was eligible to earn a performance-based cash incentive award for fiscal 2011. Accordingly, Mr. C. Pappas’s total base salary plus non-equity incentive compensation for fiscal 2011 was unchanged from fiscal 2010, and Mr. J. Pappas’s total base salary plus non-equity incentive compensation for fiscal 2011 decreased from $750,000 in fiscal 2010 to $625,000 in fiscal 2011.

Performance-Based, Annual Cash Incentive Compensation.

To closely align our named executive officers’ compensation to our goals, we believe that a significant portion of a named executive officer’s compensation should be incentive-based. Accordingly, we have utilized, and continue to utilize, an annual cash incentive program that provides our named executive officers with the opportunity to earn substantial cash incentive compensation for the achievement of annual goals related to our performance and, in some cases, the executive officer’s individual performance.

For 2011, neither Mr. C. Pappas nor Mr. J. Pappas was eligible to earn a performance-based cash incentive award. For fiscal 2011, we based each of the other named executive officers’ performance-based cash incentive award primarily on the achievement of company-wide targeted financial goals. Although the awards for Messrs. Wagner, Clark and O’Dowd were not specifically tied to any particular performance metric, our chief executive officer did consider our performance against budgeted revenue and adjusted EBITDA targets of $367.0 million and $28.4 million, respectively, when determining the amount of incentive-based compensation to pay Messrs. Wagner, Clark and O’Dowd. Adjusted EBITDA for fiscal 2011 was calculated by taking our net income and adding back the following items: (i) interest expense, including non-cash charges incurred in connection with the refinancing of our credit facility upon the consummation of our IPO, (ii) depreciation and amortization, (iii) income tax expense, (iv) legal fees incurred in connection with acquisitions in fiscal 2011, (v) a non-cash stock compensation charge associated with restricted share awards to two key employees and our non-executive, independent directors and (vi) a settlement recorded with the New York Transportation Industry Workers’ Compensation Trust; and deducting the following expenses: (i) a gain we experienced on our interest rate swap and (ii) a refund we received for overpayment of import tariffs since 2007. Our chief executive officer historically had a significant amount of discretion to pay the full amount of a targeted award or a smaller percentage thereof if we did not meet any of these targets. He also had discretion to reduce the amount of an award even if we achieved a specific target.

For our 2011 fiscal year, Mr. Wagner’s performance-based cash incentive target award expressed as a percentage of his base salary was 100% of his $250,000 base salary. The performance-based cash incentive target award for Mr. Clark was 50% of his base salary of $249,000 and for Mr. O’Dowd was 50% of his base salary of $218,500. We achieved each of our performance targets for the 2011 fiscal year; therefore, each of Messrs. Wagner, Clark and O’Dowd received his target cash incentive payment. These payments were made on March 7, 2012. The amounts paid to our named executive officers under the annual, performance-based cash incentive program, and the related target amounts, for fiscal 2011 performance are set forth in the following table:

NAME	TARGET AWARD	ACTUAL AWARD
Christopher Pappas	—	—
John Pappas	—	—
James Wagner	$250,000	$250,000
Kenneth Clark	$124,500	$124,500
Frank O’Dowd	$109,250	$109,250

Long-term Equity Incentive Compensation.

For the first seven months of fiscal 2011 and in prior years, we did not have a specific plan or arrangement under which our named executive officers were granted options or other equity awards. We issued units of limited liability company membership interest in our predecessor company, which did not have voting rights before or after vesting, as a retention tool and to incentivize the recipients of those awards, including our named executive officers, to focus on the long-term growth of our company. These awards were typically issued in connection with hiring, and in the case of Mr. Clark, promoting, a named executive officer. In total, prior to the consummation of our IPO, we issued our named executive officers 2,083,333 Class C units of limited liability company membership interest in our predecessor company. These awards, which were issued in 2007 and 2009, as described in the following table, vest 25% per year over the first four years following issuance:

NAME	GRANT DATE	NUMBER OF CLASS C UNITS ISSUED (1)
Christopher Pappas	N/A	N/A
John Pappas	N/A	N/A
James Wagner	August 1, 2007	833,333
Kenneth Clark	July 31, 2007	200,000
	March 5, 2009	516,667
	June 16, 2009	116,667
Frank O’Dowd	June 13, 2007	416,666

(1)	In connection with our reorganization from a Delaware limited liability company to a Delaware corporation in connection with our IPO, these units were converted into shares of our common stock, 169,193 shares of which were unvested shares of restricted common stock as of the time of conversion, at a conversion ratio of approximately 0.2942 shares of common stock per Class C unit. See the information under the caption “CORPORATE GOVERNANCE—Certain Relationships and Related Transactions—Transactions with Related Persons—Reorganization Transaction.”

The number of units issued to each individual was based primarily on a combination of internal pay equity considerations, job responsibilities, overall dilution of current ownership and our lack of any equity incentive compensation prior thereto. Each of the named executive officers made Section 83(b) elections under the Code, in connection with these awards. The vesting of these awards did not accelerate upon the consummation of our IPO.

In connection with our IPO, the Board adopted The Chefs’ Warehouse, Inc. 2011 Omnibus Equity Incentive Plan (the “2011 Incentive Plan”). The 2011 Incentive Plan allows us to provide a variety of incentive awards (including annual and long-term incentive awards) to our named executive officers and other employees. The 2011 Incentive Plan permits us to issue stock options, restricted stock units, restricted stock, stock appreciation rights, performance units, performance shares and cash incentive awards to eligible employees (including our named executive officers), directors and advisors, as determined by the Compensation Committee. For more details regarding this plan, see “PROPOSAL 5—APPROVAL OF THE CHEFS’ WAREHOUSE, INC. 2011 OMNIBUS EQUITY INCENTIVE PLAN” beginning on page 40 of this proxy statement.

In connection with our promoting Mr. Wagner to chief operating officer, we awarded him an additional equity interest in our company equal to approximately 0.8% of our outstanding common stock upon consummation of our IPO. This award, totaling 165,333 shares, was issued upon consummation of the offering and vested 50% at grant, with the remaining 50% vesting 12.5% per year on each of the first four anniversaries following the grant date. Any unvested portion of this award would vest immediately upon our termination of Mr. Wagner without “cause” or upon consummation of a change in control of our company upon which his award is not assumed or, if his award is assumed, upon termination of Mr. Wagner’s employment within one year following the change in control by the Company for any reason other than “cause” or by Mr. Wagner for “good reason.” For purposes of this restricted stock award to Mr. Wagner, “cause” as defined in the 2011 Incentive Plan means “(i) the engaging by Mr. Wagner in willful misconduct that is injurious to the Company or its Subsidiaries or Affiliates, or (ii) the embezzlement or misappropriation of funds or property of the Company or its Subsidiaries or Affiliates by Mr. Wagner”; provided that, “no act, or failure to act, on Mr. Wagner’s part shall be considered ‘willful’ unless done, or omitted to be done, by Mr. Wagner not in good faith and without reasonable belief that Mr. Wagner’s action or omission was in the best interest of the Company.” Under the 2011 Incentive Plan, “good reason” means “(i) a material reduction in Mr. Wagner’s position, authority, duties or responsibilities following a Change in Control as compared to such level immediately prior to a Change in Control, (ii) any material reduction in Mr. Wagner’s annual base salary as in effect immediately prior to a Change in Control; (iii) the relocation of the office at which Mr. Wagner is to perform the majority of his duties following a Change in Control to a location more than 30 miles from the location at which Mr. Wagner performed such duties prior to the Change in Control; or (iv) the failure by the Company or its successor to continue to provide Mr. Wagner with benefits substantially similar in aggregate value to those enjoyed by Mr. Wagner under any of the Company’s pension, life insurance, medical, health and accident or disability plans in which Mr. Wagner was participating immediately prior to a Change in Control, unless Mr. Wagner is offered participation in other comparable benefit plans generally available to similarly situated employees of the Company or its successor after the Change in Control.”

Retirement Plans and Other Benefits.

We believe that an important aspect of attracting and retaining qualified individuals to serve as executive officers involves providing health and welfare benefits as well as methods for those individuals to save for retirement. Accordingly, we provide our named executive officers with the following benefits:

•

Health Insurance. We provide each of our named executive officers and their spouses and children the same health, dental and vision insurance coverage we make available to our other eligible employees. We pay both our portion and the executive’s portion of the premiums for these benefits.

•	Disability Insurance. We provide each of our named executive officers with short-term disability insurance.

•	Life Insurance. For each of our named executive officers, we pay the premiums for life insurance in an amount equa1 to their annual base salary, up to $300,000.

•

Retirement Benefits. We do not provide pension arrangements or post-retirement health coverage for our named executive officers or employees; however, our named executive officers and other eligible employees are eligible to participate in our 401(k) defined contribution plan. Prior to our 2011 fiscal year we did not match employee contributions under our 401(k) plan. Beginning in 2011, we made matching contributions for each of our employees, including our named executive officers, in an amount equal to 3% of the employee’s contributions up to 6% of his or her base salary.

•	Nonqualified Deferred Compensation. We do not currently provide any nonqualified defined contribution or other deferred compensation plans to any of our employees.

Employment Agreements, Letter Agreements and Severance Benefits

Employment Agreements.

We have entered into an employment agreement with each of Christopher Pappas and John Pappas.

The employment agreement which was in place with Christopher Pappas for the first seven months of fiscal 2011 provided for an annual base salary of $1,000,000 per year as well as reimbursement for a leased automobile. Although his employment agreement provided for a base salary of $1,000,000 annually, in 2006 Mr. C. Pappas’s base salary was reduced to $400,000 with his consent and Mr. C. Pappas was eligible to receive an annual cash incentive award in each of fiscal 2006, 2007, 2008, 2009 and 2010. For fiscal 2010, the amount of the cash incentive award earned by Mr. C. Pappas was $350,000. Mr. C. Pappas’s annual base salary was increased to $750,000 for fiscal 2011 with his consent. This agreement did not have a stated expiration date, but rather was terminable by Mr. C. Pappas on 60 days’ notice and by us upon approval of a resolution by our board of directors. Mr. C. Pappas’s employment agreement also included a non-competition and non-solicitation provision, pursuant to which Mr. C. Pappas agreed, among other things, that for two years following the termination of his employment with us, he would not (i) compete with us or our subsidiaries; (ii) induce an employee of ours to leave our employ; (iii) hire any of our senior executives or full-time sales professionals; or (iv) induce a customer or supplier of ours to cease doing business with us. If Mr. C. Pappas was terminated by us without cause under certain scenarios, the non-competition and non-solicitation provisions of his employment agreement would expire as of the date of termination unless we exercised an option to extend those provisions for up to two years, in exchange for annual payments of $500,000 to Mr. C. Pappas during those two years.

The employment agreement which was in place with John Pappas for the first seven months of fiscal 2011 provided for an annual base salary of $1,000,000 per year as well as reimbursement for a leased automobile. Although his employment agreement provided for a base salary of $1,000,000 annually, in 2006 Mr. J. Pappas’s base salary was reduced to $400,000 with his consent and Mr. J. Pappas was eligible to receive an annual cash incentive award in each of fiscal 2006, 2007, 2008, 2009 and 2010. For fiscal 2010, the amount of the cash incentive award earned by Mr. J. Pappas was $350,000. Mr. J. Pappas’s annual base salary for the first seven months of fiscal 2011 was increased to $750,000 with his consent. This agreement did not have a stated expiration date, but rather was terminable by Mr. J. Pappas on 60 days’ notice and by us upon approval of a resolution by our board of directors. This employment agreement also included a non-competition and non-solicitation provision, pursuant to which Mr. J. Pappas agreed, among other things, that, for two years following the termination of his employment with us, he would not (i) compete with us or our subsidiaries; (ii) induce an employee of ours to leave our employ; (iii) hire any of our senior executives or full-time sales professionals; or (iv) induce a customer or supplier of ours to cease doing business with us. If Mr. J. Pappas is terminated by us under certain scenarios, the non-competition and non-solicitation provisions of his employment agreement would expire as of the date of termination unless we exercised an option to extend those provisions for up to two years, in exchange for annual payments of $500,000 to Mr. J. Pappas during those two years. Mr. J. Pappas’s base salary was decreased to $450,000 in connection with our IPO and his entry into a replacement employment agreement with us. For more information regarding Mr. J. Pappas’s replacement employment agreement, see “Description of Replacement Employment Agreements” below.

In fiscal 2011, neither Mr. C. Pappas nor Mr. J. Pappas was eligible to receive a performance-based cash incentive award.

Description of Replacement Employment Agreements.

We entered into a new employment agreement with each of Christopher Pappas and John Pappas immediately prior to consummation of our IPO, and on January 12, 2012, we entered into an amendment to our employment agreement with John Pappas. The replacement employment agreements entered into immediately prior to the consummation of our IPO each have a three-year term and will allow for the automatic extension of the term for successive one-year terms unless either party to the agreement elects not to renew at least 60 days prior to the end of the term. These agreements provide for an annual base salary of $750,000 for Mr. C. Pappas and an annual base salary of $450,000 for Mr. J. Pappas, an annual cash bonus opportunity for each to be determined by the Board (or a committee thereof) and the right of each to participate in our equity-based incentive plans. Additionally, the agreements provide for four weeks of paid vacation annually, a monthly car allowance of $2,000 and participation in our employee benefit plans and programs for salaried employees to the extent permissible under such plans or programs.

The agreements also provide for severance benefits if either Mr. C. Pappas or Mr. J. Pappas is terminated by us without cause. Upon such a termination, the agreements provide for the continued payment of base salary for one year from the date of termination and the right to receive any bonus that has been earned but remains unpaid on the date of termination. The agreements also include a non-competition and non-solicitation provision, pursuant to which the executive agrees, among other things, that for one year following the termination of his employment with us, he will not (i) compete with us or our subsidiaries; (ii) induce a customer or supplier of ours to cease doing business with us; or (iii) induce an employee of ours to leave our employ. For purposes of the replacement employment agreements, “cause” is defined as (i) engaging in willful misconduct that is injurious to our company or our affiliates or (ii) the embezzlement or misappropriation of our, or our affiliates’, funds or property; provided, however, that no act, or failure to act, is to be considered “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of our company.

On January 12, 2012, we entered into an amended and restated employment agreement with Mr. J. Pappas to reduce his base salary from $450,000 to $250,000 and to reset the term of his employment to a three-year term from the date of the amended and restated employment agreement with automatic extensions of the term for successive one-year terms unless either party to the agreement elects not to renew the agreement at least 60 days prior to the end of the term. Although Mr. J. Pappas’s base salary was reduced in connection with the amending and restating of his employment agreement, his total possible cash compensation for fiscal 2012 increased to $750,000 in light of Mr. J. Pappas’s participation in our annual cash incentive program for fiscal 2012, pursuant to which Mr. J. Pappas is eligible to earn up to $500,000 based on certain company-based performance metrics.

Letter Agreements.

On April 8, 2011, we entered into a letter agreement with James Wagner, our chief operating officer, which we modified on June 28, 2011. The letter agreement has no specific term and provides that Mr. Wagner is an at-will employee. Mr. Wagner’s annual base salary under the letter agreement is $250,000, and he is eligible to participate in our annual, performance-based cash incentive program at a target of 100% of his base salary. In connection with entering into the letter agreement with Mr. Wagner, we issued him upon consummation of our IPO 165,333 restricted shares of our common stock, which resulted in our incurring a non-cash compensation charge amortized over the life of the award. These shares vested 50% upon grant and will vest 12.5% per year for each of the first four years following the grant date. Any unvested portion of this award would vest immediately upon our termination of Mr. Wagner without “cause” or upon consummation of a change in control of our company upon which his award is not assumed or, if his award is assumed, upon termination of Mr. Wagner’s employment within one year following the change in control by the Company for any reason other than “cause” or by Mr. Wagner for “good reason.”

On March 6, 2009, we entered into a letter agreement with Kenneth Clark, our chief financial officer. The letter agreement has no specific term and provides that Mr. Clark is an at-will employee. Mr. Clark’s base salary under the letter agreement was initially $210,000. This amount was increased to $249,000 effective as of March 1, 2010. Pursuant to the terms of the letter agreement, Mr. Clark is eligible to participate in our annual, performance-based cash incentive program at a target of 50% of his annual base salary. Mr. Clark’s letter agreement also provides that he is entitled to receive his base salary for a period of twelve months following his termination by us without “cause.”

We entered into a letter agreement, effective as of February 15, 2007, with Frank O’Dowd, our chief information officer. The letter agreement has no specific term and provides that Mr. O’Dowd is an at-will employee. Mr. O’Dowd’s annual base salary under the letter agreement was initially $200,000 and subsequently increased to $218,500, and he is eligible to participate in our annual, performance-based cash incentive program at a target of 50% of his annual base salary. Mr. O’Dowd’s letter agreement also provides that he is entitled to receive his base salary for a period of six months following his termination by us without “cause.”

Neither Mr. Wagner’s nor Mr. O’Dowd’s letter agreement defines “cause.” Mr. Clark’s letter agreement defines “cause” as termination of employment by us due to (i) conviction of, or plea of, nolo contendre, with respect to any felony, or any act of fraud, embezzlement or dishonesty against us or any of our subsidiaries, or any act of moral turpitude or any conduct in which he engages during his employment that tends to bring us or any of our subsidiaries into substantial public disgrace or disrepute; (ii) the commission of any act or omission involving fraud with respect to us or any of our subsidiaries or in connection with any relationship between us or any of our subsidiaries and any customer or supplier; (iii) his use of illegal drugs or repetitive abuse of other drugs or repetitive excess consumption of alcohol interfering with the performance of his duties; (iv) gross negligence or willful misconduct in the performance of his duties with respect to us or any of our subsidiaries; or (v) failure to follow the lawful directives of our president.

Other Severance Benefits.

As described above, we have entered into letter agreements with each of Messrs. Clark and O’Dowd pursuant to which we have agreed to pay these individuals severance benefits if they are terminated by us without

“cause.” We have entered into a separate severance agreement with Mr. Wagner pursuant to which Mr. Wagner is entitled to receive his base salary for twelve months following our termination of his employment without “cause,” or, if earlier, until the date he begins employment with a new company or business; provided that Mr. Wagner provides the release described therein. Mr. Clark’s agreement with us provides that we will pay him his base salary for twelve months following our termination of his employment without “cause.” Our agreement with Mr. O’Dowd requires that we pay him his base salary for six months following our termination of his employment without “cause.”

Mr. Wagner’s severance agreement defines “cause” as (i) willful refusal to perform, in any material respect, his duties or responsibilities for us; (ii) material breach of his Confidentiality, Non-Solicit, Non-Interference, Non-Compete and Severance Agreement with us; (iii) gross negligence or willful disregard in the performance of his duties or responsibilities; (iv) willful disregard, in any material respect, of any financial or other budgetary limitations applicable to Mr. Wagner; (v) the commission of any act or omission involving fraud with respect to us or our subsidiaries or any customer or supplier of ours that were established in good faith; or (vi) use of illegal drugs, repetitive abuse of other drugs or repetitive consumption of alcohol interfering with the performance of his duties.

In determining the length of the severance benefits that we would pay these named executive officers following their termination, we considered the need to be able to competitively recruit and retain talented executive officers who oftentimes seek protection against the possibility that they might be terminated without cause or forced to resign without cause, particularly following a change of control. None of our named executive officers are entitled to receive single trigger cash payments upon a change in control involving us.

2012 Compensation of Named Executive Officers

For fiscal 2012, the base salary for Mr. C. Pappas will remain $750,000 and the base salary for Mr. J. Pappas will decrease to $250,000. Although Mr. J. Pappas’s base salary for fiscal 2012 has been reduced in connection with the refocusing of Mr. J. Pappas’s responsibilities on the Company’s New York market, his total cash compensation for fiscal 2012 may be higher than his total cash compensation for fiscal 2011 in light of the significant amount of performance-based cash compensation that Mr. J. Pappas may earn under our 2012 Cash Incentive Plan as described in more detail below. Mr. Wagner’s annual base salary will remain $250,000. The annual base salaries of Messrs. Clark and O’Dowd will increase to $275,000 and $235,000, respectively, for fiscal 2012. The increases to the base salaries of Messrs. Clark and O’Dowd are based on market increases as well as their increased responsibilities as a result of our becoming a public company in fiscal 2011.

Each of our named executive officers will be eligible to receive performance-based cash incentive payments in the first quarter of 2013 under our 2012 Cash Incentive Plan upon the Company’s achievement of performance targets related to our fiscal 2012 revenues and fully-diluted earnings per share, or EPS, each of which will be weighted equally, and, in certain instances, upon the individual’s achievement of certain individual performance goals. The target awards under our 2012 Cash Incentive Plan, expressed as a percentage of annual base salary, for each of Messrs. C. Pappas, J. Pappas, Wagner, Clark and O’Dowd are 100%, 100%, 100%, 50% and 50% for fiscal 2012. The maximum payout under the 2012 Cash Incentive Plan with respect to the foregoing named executive officers is 200% of the target. Except for payouts to Messrs. C. Pappas and J. Pappas, any payout exceeding 100% of an individual’s target will be paid in restricted stock which will vest on the first anniversary of the date of grant. The 2012 Cash Incentive Plan provides the Compensation Committee with full authority to amend, suspend or waive such rules and regulations it deems appropriate in administering the 2012 Cash Incentive Plan.

In addition to performance-based cash incentive awards, Messrs. Wagner, Clark and O’Dowd also received equity-based awards consisting of a mix of time-based vesting and performance-based vesting restricted stock in the first quarter of fiscal 2012, which awards were issued under our 2011 Incentive Plan. Each of Messrs. Wagner, Clark and O’Dowd received a number of shares of time-based vesting restricted stock equal to 30% of his 2012 annual base salary. The time-based vesting restricted stock will vest in equal one-fourth increments as of the first through fourth anniversary dates of the grant date. Each of Messrs. Wagner, Clark and O’Dowd also received a number of shares of performance-based vesting restricted stock equal to 45% of his 2012 annual base salary. The performance-based vesting restricted stock will vest in one-third increments each year based upon the Company’s achievement of certain EPS performance targets for the fiscal years ending December 28, 2012, December 27, 2013 and December 26, 2014. Additionally, to encourage the long-term growth of the Company, vesting of the performance-based restricted stock will be cumulative, such that should the restrictions with respect to shares of performance-based restricted stock not lapse for a particular performance period because the Company’s EPS for the fiscal year applicable to that performance period was not met, the restrictions with respect to those shares of performance-based restricted stock shall lapse if the Company’s EPS for any subsequent fiscal year equals or exceeds the EPS amount required for the forfeiture restrictions with respect to the shares of performance-based restricted stock associated with that fiscal year to lapse.

Tax and Accounting Implications

Deductibility of Executive Compensation.

Until the consummation of our IPO, the accounting and tax treatment of particular forms of compensation did not materially affect our compensation decisions. Following the consummation of our IPO and going forward, our Compensation Committee will consider the effect of accounting and tax treatment regarding executive compensation when making decisions regarding the amount and form of compensation that we pay our named executive officers. For instance, our Compensation Committee will review and consider the deductibility of executive compensation under Section 162(m) of the Code, which generally disallows tax deductions to public companies for certain compensation in excess of $1,000,000 that is paid in any one tax year to certain of our most highly compensated employees. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements. We believe that the compensation paid under the 2011 Incentive Plan, including any performance-based cash incentive compensation paid under our 2012 Cash Incentive Plan, should be fully deductible for federal income tax purposes. In certain situations, however, we may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for our named executive officers.

Accounting for Equity-Based Compensation.

Accounting rules require that we expense equity-based compensation awards, including awards under the 2011 Incentive Plan.

Compensation Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management, as required by Item 402(b) of Regulation S-K. Based on our review and discussions with management, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 30, 2011.

The Chefs’ Warehouse, Inc. Compensation Committee John A. Couri (chairman) John D. Austin L. Kevin Cox

The foregoing Report of the Compensation Committee shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The Report of the Compensation Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, regardless of any general incorporation language in such filing.

2011 Summary Compensation Table

The table below summarizes the compensation paid or accrued by us during the 2011 and 2010 fiscal years for our chief executive officer, chief financial officer and each of our next three highest paid executive officers whose total compensation exceeded $100,000 for the 2011 fiscal year.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)		BONUS ($)	STOCK AWARDS ($)		OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(1)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS	ALL OTHER COMPENSATION ($)(2)	TOTAL ($)

Christopher Pappas	2011	$750,000		—	—		—	—	—	$30,256	$780,256
Chief Executive Officer	2010	400,000		—	—		—	$350,000	—	29,605	779,605

John Pappas	2011	625,000		—	—		—	—	—	22,256	647,256
Vice Chairman	2010	400,000		—	—		—	350,000	—	28,324	778,324

James Wagner	2011	248,333	(3)	—	$2,977,647	(6)	—	250,000	—	15,256	3,491,236
Chief Operating Officer	2010	227,458	(4)	—	—		—	138,730	—	9,355	275,543

Kenneth Clark	2011	249,000		—	—		—	124,500	—	6,256	379,756
Chief Financial Officer	2010	242,500	(5)					124,500		5,497	372,497

Frank O’Dowd	2011	218,500		—	—		—	109,250	—	6,648	334,398
Chief Information Officer	2010	218,500		—	—		—	109,250	—	29,321	357,071

(1)	Amounts reflect those amounts earned by the named executive officer under our performance-based, annual cash incentive program. For a description of this program, please see the information under the caption “Performance-Based, Annual Cash Incentive Compensation” within the section captioned “EXECUTIVE COMPENSATION—Compensation Discussion and Analysis” above.
(2)	The following table breaks out the components of the “All Other Compensation” paid to our named executive officers in fiscal 2011:

NAME	MEDICAL, DENTAL AND VISION INSURANCE PREMIUMS(a)	AUTOMOBILE(b)	HOUSING ALLOWANCE		TOTAL
Christopher Pappas	$6,256	$24,000	—		$30,256
John Pappas	6,256	23,700	—		22,256
James Wagner	6,256	9,000	—		15,256
Kenneth Clark	6,256	—	—		6,256
Frank O’Dowd	4,548	—	$2,100	(c)	6,648

(a)	This amount reflects each named executive officer’s portion of the premiums for his and his family’s medical, dental and vision insurance that we pay on his behalf.
(b)	Mr. Christopher Pappas received a monthly car allowance of $2,000 during fiscal 2011. Mr. Wagner received a monthly car allowance of $750 during fiscal 2011. Beginning in April 2011, Mr. John Pappas received a monthly car allowance of $2,000. Prior to April 2011, Mr. John Pappas was provided with an automobile leased by us at a cost of $1,900 per month.
(c)	Mr. O’Dowd received his final housing allowance payment from us during the first month of fiscal 2011.

(3)	Mr. Wagner’s annual base salary was $240,000 for the first two months of 2011. Effective as of March 2, 2011, Mr. Wagner’s annual salary increased to $250,000.
(4)	Mr. Wagner’s annual base salary was $218,500 for the first seven months of 2010. On August 1, 2010, Mr. Wagner’s annual base salary increased to $240,000.
(5)	Mr. Clark’s annual base salary was $210,000 for the first two months of 2010. Effective as of March 1, 2010, Mr. Clark’s annual base salary increased to $249,000.
(6)	Reflects the grant date fair value of our award to Mr. Wagner, upon consummation of our IPO, of 165,333 restricted shares of our common stock consistent with FASB Accounting Standards Codification Topic 718 “Compensation-Stock Compensation” (“ASC Topic 718”). The grant date fair value for this award of restricted stock was determined by taking the closing market price of the Company’s common stock on the date of grant and multiplying it by the number of shares awarded.

2011 Grants of Plan-Based Awards

The following table provides information about plan-based awards granted to the named executive officers during the fiscal year ended December 30, 2011. Grants of restricted stock were made under the 2011 Incentive Plan.

Name	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Shares)	Grant Date Fair Value of Stock and Option Award (l)
			Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Christopher Pappas	—	—	—	—	—	—	—	—	—	—	—	—
John Pappas	—	—	—	—	—	—	—	—	—	—	—	—
James Wagner (2)	8/2/2011	7/27/2011	—	—	—	—	—	—	165,333	—	—	$2,977,647
	—	N/A	—	$250,000	$250,000	—	—	—	—	—	—	—
Kenneth Clark	—	N/A	—	$124,500	$124,500	—	—	—	—	—	—	—
Frank O’Dowd	—	N/A	—	$109,250	$109,250	—	—	—	—	—	—	—

(1)	Represents performance-based, cash incentive award payments paid pursuant to employment letter agreements between us and each of Messrs. Wagner, Clark and O’Dowd. Pursuant to his employment letter agreement with us, Mr. Wagner is eligible to receive a performance-based, cash incentive award of up to 100% of his base salary upon the Company’s achievement of certain performance targets and upon his achievement of certain individual performance goals. Pursuant to their employment letter agreements with us, each of Messrs. Clark and O’Dowd is eligible to receive a performance-based, cash incentive award of up to 50% of his base salary upon the Company’s achievement of certain performance targets and upon his achievement of certain individual performance goals.
(2)	In connection with our entering into an amended employment letter agreement with Mr. Wagner, we issued to him, upon consummation of our IPO, 165,333 restricted shares of our common stock. These shares vested 50% upon grant, with the remaining 50% vesting 12.5% per year for each of the first four years following the grant date.

Outstanding Equity Awards at 2011 Fiscal Year End

Prior to our IPO, we had from time to time issued to certain of our employees, including our named executive officers, units of membership interest in our predecessor company. In connection with our IPO, these units were converted into shares of our common stock, with the unvested units remaining subject to forfeiture restrictions. Following consummation of our IPO, we issued to Mr. Wagner 165,333 shares of restricted common stock, 82,667 of which vested immediately upon grant and 82,666 of which vest in pro rata increments on each of the first four anniversaries following the grant date. The following table sets forth certain information with respect to our restricted stock awards (both those granted prior to and after our IPO) that had not yet vested as of December 30, 2011:

	STOCK AWARDS
NAME	TYPE OF STOCK	NUMBER OF SHARES OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OF STOCK THAT HAVE NOT VESTED (1) ($)
Christopher Pappas	N/A	N/A		N/A
John Pappas	N/A	N/A		N/A
James Wagner	Restricted Stock	82,666	(2)	$1,476,415
Kenneth Clark	Restricted Stock	93,181	(3)	$1,664,213
Frank O’Dowd	N/A	N/A		N/A

(1)	The value presented in the table is equal to the product of the number of shares that had not vested as of December 30, 2011 multiplied by the closing price of our common stock on that day, which was $17.86.
(2)	Of Mr. Wagner’s 82,666 unvested shares of restricted stock, 20,667 will vest on each of August 2, 2012 and August 2, 2013, and 20,666 will vest on each of August 2, 2014 and August 2, 2015.
(3)	Of Mr. Clark’s 93,181 unvested shares, 38,008 shares will vest on March 5, 2012, 38,007 shares will vest on March 5, 2013 and 8,582 shares will vest on each of June 16, 2012 and June 16, 2013.

2011 Stock Vested Table

Prior to our IPO, we had from time to time issued to certain of our employees, including our named executive officers, units of membership interest in our predecessor company. In connection with our IPO, these units were converted into shares of our common stock, with the unvested units remaining subject to forfeiture restrictions. Following consummation of our IPO, we issued to Mr. Wagner 165,333 shares of restricted common stock, 82,667 of which vested immediately upon grant and 82,666 of which vest in pro rata increments on each of the first four anniversaries following the grant date. The following table sets forth certain information with respect to the number of shares of restricted stock (both those granted prior to and after our IPO) that our named executive officers received upon vesting in fiscal 2011.

	STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)		VALUE REALIZED ON VESTING ($)
Christopher Pappas	N/A		N/A
John Pappas	N/A		N/A
James Wagner	143,969	(1)	$2,592,269	(3)
Kenneth Clark	61,303	(2)	$963,681	(4)
Frank O’Dowd	30,651	(2)	$459,765	(5)

(1)	Of Mr. Wagner’s 143,969 shares of restricted stock which vested in fiscal 2011, 61,302 shares were originally issued to Mr. Wagner as Class C units of limited liability company interest in our predecessor, Chefs’ Warehouse Holdings, LLC. Those units were converted into shares of our common stock upon the consummation of our IPO at a conversion ratio of approximately 0.2942. The remaining 82,667 shares of restricted stock that vested in fiscal 2011 were awarded to Mr. Wagner on August 2, 2011 in connection with the consummation of our IPO.
(2)	All of the shares of restricted stock belonging to Messrs. Clark and O’Dowd which vested in fiscal 2011 were originally issued to Messrs. Clark and O’Dowd as Class C units of limited liability company interest in our predecessor, Chefs’ Warehouse Holdings, LLC. Those units were converted into shares of our common stock upon the consummation of our IPO at a conversion ratio of approximately 0.2942.

(3)	Of Mr. Wagner’s 143,969 shares of restricted stock which vested in fiscal 2011, 61,302 shares vested on August 1, 2011 and 82,667 shares vested on August 2, 2011. The value realized is calculated based on the closing price of our common stock on The NASDAQ Stock Market on those days. The closing price of our common stock on August 1, 2011 was $18.00 and the closing price of our common stock on August 2, 2011 was $18.01.
(4)	Of Mr. Clark’s 61,303 shares of restricted stock which vested in fiscal 2011, 14,712 shares vested on July 31, 2011. The value realized on vesting of those 14,712 shares is calculated based on the closing price of our common stock on The NASDAQ Stock Market on August 1, 2011, the first business day following vesting. The closing price of our common stock on August 1, 2011 was $18.00. Mr. Clark’s remaining shares which vested in fiscal 2011 vested prior to the consummation of our IPO. The value presented in the table for those shares is equal to the product of Mr. Clark’s number shares vested in fiscal 2011 prior to the consummation of our IPO, after giving effect to the conversion of the Class C units to shares of our common stock at a conversion ratio of approximately 0.2942 shares of common stock per Class C unit, multiplied by the IPO price of our common stock, which was $15.00.
(5)	The shares belonging to Mr. O’Dowd presented in this table vested in fiscal 2011 prior to the consummation of our IPO. The value presented in the table is equal to the product of Mr. O’Dowd’s number of shares vested in fiscal 2011, after giving effect to the conversion of the Class C units to shares of our common stock at a conversion ratio of approximately 0.2942 shares of common stock per Class C unit, multiplied by the IPO price of our common stock, which was $15.00.

Change in Control and Termination Pay Tables

The tables below reflect the amount of compensation payable to each of our named executive officers in the event of termination of such executive’s employment. The amount of compensation payable to each named executive officer upon voluntary termination, early or normal retirement and involuntary not-for-cause termination and in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 30, 2011, and thus include amounts earned through such time, and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from us.

Christopher Pappas

EXECUTIVE BENEFITS AND PAYMENTS UPON SEPARATION	VOLUNTARY TERMINATION ON 12/30/2011	EARLY RETIREMENT ON 12/30/2011	NORMAL RETIREMENT ON 12/30/2011	INVOLUNTARY NOT-FOR-CAUSE TERMINATION ON 12/30/2011		DISABILITY ON 12/30/2011	DEATH ON 12/30/2011
Performance-based Cash Incentive Plan	—	—	—	—		—	—
Acceleration of Vesting of Shares of Restricted Stock	—	—	—	—		—	—
Change in Control Payment	—	—	—	—		—	—
Cash Severance Payment	—	—	—	$750,000		—	—
Health and Welfare Benefits	—	—	—	—		—	—
Excise Tax and Gross-Up	—	—	—	—		—	—

Total	—	—	—	$750,000	(1)	—	—

(1)	Pursuant to our employment agreement with Christopher Pappas, if he is terminated by us without “cause,” he is entitled to receive an amount equal to his annual base salary, payable for a period of one (1) year from the date of his termination and on the same terms and with the same frequency as his annual base salary was paid prior to such termination. Pursuant to Christopher Pappas’s employment agreement with us, “cause” is defined as “(i) the engaging by Mr. Pappas in willful misconduct that is injurious to the Company or its affiliates, or (ii) the embezzlement or misappropriation of funds or property of the Company or its affiliates by Mr. Pappas; provided that, no act, or failure to act, on Mr. Pappas’s part shall be considered ‘willful’ unless done, or omitted to be done, by Mr. Pappas not in good faith and without reasonable belief that Mr. Pappas’s action or omission was in the best interest of the Company.”

John Pappas

EXECUTIVE BENEFITS AND PAYMENTS UPON SEPARATION	VOLUNTARY TERMINATION ON 12/30/2011	EARLY RETIREMENT ON 12/30/2011	NORMAL RETIREMENT ON 12/30/2011	INVOLUNTARY NOT-FOR-CAUSE TERMINATION ON 12/30/2011		DISABILITY ON 12/30/2011	DEATH ON 12/30/2011
Performance-based Cash Incentive Plan	—	—	—	—		—	—
Acceleration of Vesting of Class B Units	—	—	—	—		—	—
Change in Control Payment	—	—	—	—		—	—
Cash Severance Payment	—	—	—	$625,000		—	—
Health and Welfare Benefits	—	—	—	—		—	—
Excise Tax and Gross-Up	—	—	—	—		—	—

Total	—	—	—	$625,000	(1)	—	—

(1)	Pursuant to our employment agreement with John Pappas, if he is terminated by us without “cause,” he is entitled to receive an amount equal to his annual base salary, payable for a period of one (1) year from the date of his termination and on the same terms and with the same frequency as his annual base salary was paid prior to such termination. Pursuant to John Pappas’s employment agreement with us, “cause” is defined as “(i) the engaging by Mr. Pappas in willful misconduct that is injurious to the Company or its affiliates, or (ii) the embezzlement or misappropriation of funds or property of the Company or its affiliates by Mr. Pappas; provided that, no act, or failure to act, on Mr. Pappas’s part shall be considered ‘willful’ unless done, or omitted to be done, by Mr. Pappas not in good faith and without reasonable belief that Mr. Pappas’s action or omission was in the best interest of the Company.”

James Wagner

EXECUTIVE BENEFITS AND PAYMENTS UPON SEPARATION	VOLUNTARY TERMINATION ON 12/30/2011	EARLY RETIREMENT ON 12/30/2011	NORMAL RETIREMENT ON 12/30/2011	INVOLUNTARY NOT-FOR-CAUSE TERMINATION PRIOR TO AND WITHIN ONE YEAR FOLLOWING A CHANGE IN CONTROL ON 12/30/2011		DISABILITY ON 12/30/2011	DEATH ON 12/30/2011	TERMINATION BY EXECUTIVE FOR GOOD REASON FOLLOWING A CHANGE IN CONTROL ON 12/30/2011
Performance-based Cash Incentive Plan	$250,000	$250,000	$250,000	$250,000		$250,000	$250,000	—
Acceleration of Vesting of Shares of Restricted Stock (1)	—	—	—	$1,476,415		$1,476,415	$1,476,415	$1,476,415
Change in Control Payment	—	—	—	—		—	—	—
Cash Severance Payment	—	—	—	$250,000	(2)	—	—	—
Health and Welfare Benefits	—	—	—	—		—	—	—
Excise Tax and Gross-Up	—	—	—	—		—	—	—

Total	$250,000	$250,000	$250,000	$1,976,415		$1,726,415	$1,726,415	$1,476,415

(1)	Pursuant to the terms of Mr. Wagner’s Restricted Share Award Agreement with us, Mr. Wagner would forfeit all of his unvested shares upon the termination of his employment, unless the termination of Mr. Wagner’s employment from the Company results from Mr. Wagner’s death, disability or termination by the Company without cause, in which case all of Mr. Wagner’s unvested shares shall vest. Additionally, in the event of the termination of Mr. Wagner’s employment within one year following a change in control, if Mr. Wagner’s employment with the Company (or its successor) is terminated by (A) Mr. Wagner for “good reason,” or (B) the Company for any reason other than for “cause,” then all of Mr. Wagner’s unvested shares shall vest. The value presented in the table is equal to the product of the number of shares that had not vested as of December 30, 2011 multiplied by the closing price of our common stock on that day, which was $17.86.
(2)	Mr. Wagner is entitled to receive his base salary for twelve months following our termination of his employment without cause. These payments would cease earlier than the 12-month anniversary of our termination of his employment if Mr. Wagner becomes employed by another company during that period.

Kenneth Clark

EXECUTIVE BENEFITS AND PAYMENTS UPON SEPARATION	VOLUNTARY TERMINATION ON 12/30/2011	EARLY RETIREMENT ON 12/30/2011	NORMAL RETIREMENT ON 12/30/2011	INVOLUNTARY NOT-FOR-CAUSE TERMINATION ON 12/30/2011		DISABILITY ON 12/30/2011	DEATH ON 12/30/2011
Performance-based Cash Incentive Plan	$124,500	$124,500	$124,500	$124,500		$124,500	$124,500
Acceleration of Vesting of Restricted Stock	—	—	—	—		—	—
Change in Control Payment	—	—	—	—		—	—
Cash Severance Payment	—	—	—	$249,000	(1)	—	—
Health and Welfare Benefits	—	—	—	—		—	—
Excise Tax and Gross-Up	—	—	—	—		—	—

Total	$124,500	$124,500	$124,500	$373,500		$124,500	$124,500

(1)	Mr. Clark is entitled to receive his base salary for twelve months following our termination of his employment without cause.

Frank O’Dowd

EXECUTIVE BENEFITS AND PAYMENTS UPON SEPARATION	VOLUNTARY TERMINATION ON 12/30/2011	EARLY RETIREMENT ON 12/30/2011	NORMAL RETIREMENT ON 12/30/2011	INVOLUNTARY NOT-FOR-CAUSE TERMINATION ON 12/30/2011		DISABILITY ON 12/30/2011	DEATH ON 12/30/2011
Performance-based Cash Incentive Plan	$109,250	$109,250	$109,250	$109,250		$109,250	$109,250
Acceleration of Vesting of Restricted Stock	—	—	—	—		—	—
Change in Control Payment	—	—	—	—		—	—
Cash Severance Payment	—	—	—	$109,250	(1)	—	—
Health and Welfare Benefits	—	—	—	—		—	—
Excise Tax and Gross-Up	—	—	—	—		—	—

Total	$109,250	$109,250	$109,250	$218,500		$109,250	$109,250

(1)	Mr. O’Dowd is entitled to receive his base salary for six months following our termination of his employment without cause.

Director Compensation

During the portion of fiscal 2011 following consummation of our IPO, we paid each of our independent, non-management directors $30,891, which was paid in a mix of cash and restricted stock. Additionally, prior to the consummation of our IPO, John A. Couri and Dean Facatselis served as directors on our board of directors and received cash retainers of $14,777 and $29,835, respectively, for their service. In fiscal 2011, we did not pay directors for attending meetings of the Board or its committees, or for chairing committees of the Board, but we did reimburse our independent directors for their expenses incurred in attending Board and committee meetings.

For the portion of fiscal 2012 commencing on the day after the Annual Meeting until the date of our annual meeting of stockholders in fiscal 2013, our directors will be paid a retainer of $62,000, which will consist of a mix of $25,000 in cash and $37,000 in time-based vesting restricted stock, which will vest at our 2013 annual meeting of stockholders. Additionally, during this same period our directors will receive retainers for their participation as members of committees of the Board, which retainers shall equal $8,000 for Audit Committee membership, $5,000 for Compensation Committee membership and $4,000 for Nominating and Corporate Governance Committee membership. Additionally, directors who serve as chairman of a committee of the Board will receive retainers equal to $15,000 for the Audit Committee chairman, $10,000 for the Compensation Committee chairman, and $7,500 for the Nominating and Corporate Governance Committee chairman.

The table below summarizes the compensation paid by us to our directors for the 2011 fiscal year:

2011 DIRECTOR COMPENSATION TABLE
	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($) (2)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Christopher Pappas (1)	—	—	—	—	—	—	—

John Pappas (1)	—	—	—	—	—	—	—

John A. Couri	$25,462	$20,206	—	—	—	—	$45,668

Dean Facatselis	$29,835	—	—	—	—	—	$29,835

L. Kevin Cox	$10,685	$20,206	—	—	—	—	$30,891

John D. Austin	$10,685	$20,206	—	—	—	—	$30,891

Steven Hanson	$10,685	$20,206	—	—	—	—	$30,891

(1)	These individuals did not receive any compensation for their service as a director, and they have no outstanding options or stock awards as of the end of fiscal 2011.
(2)	Each of these restricted stock awards was unvested as of the end of fiscal 2011, and they will each vest at the 2012 Annual Meeting. The amounts in the table reflect the grant date fair value of our awards to our directors of 1,413 restricted shares of our common stock consistent with ASC Topic 718. The grant date fair value for these awards of restricted stock was determined by taking the closing market price of the Company’s common stock on the date of grant and multiplying it by the number of shares awarded.

Director Stock Ownership Requirement

To further align the interests of the Board with the interests of the Company’s stockholders, the Company believes that its independent directors should be stockholders and have a significant personal financial stake in the Company. Accordingly, each independent director is required to own shares of the Company’s common stock valued at three times the director’s equity component of the then-current annual retainer. Each director will have three years from the later of the consummation of the Company’s IPO and the date of the director’s election to the Board to attain such level of stock ownership. After achieving the minimum level of stock ownership, ownership of the minimum amount must be maintained as long as the director remains on the Board. The Nominating and Corporate Governance Committee in its discretion may extend the period of time for attainment of such ownership levels in appropriate circumstances. Until the stock ownership requirements are met, directors are required to retain the net number of shares of the Company’s common stock received by the directors pursuant to awards granted to the directors or exercised by the directors pursuant to the 2011 Incentive Plan.

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2012 and has recommended to the Board that this selection be submitted to our stockholders for ratification at the Annual Meeting. Stockholder ratification of the selection of BDO USA, LLP as our independent registered public accounting firm is not required by law or otherwise. However, the Board, upon the recommendation of the Audit Committee, is submitting the selection of BDO USA, LLP to stockholders for ratification as a matter of good corporate governance. If stockholders do not ratify the selection of BDO USA, LLP, the Audit Committee will reconsider the matter.

Representatives of BDO USA, LLP, which served as our independent registered public accounting firm for the fiscal year ended December 30, 2011, will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

The Board unanimously recommends that stockholders vote “FOR” ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for fiscal 2012. Proxies received by the Board will be voted “FOR” ratification of BDO USA, LLP unless a contrary choice is specified in the proxy.

Vote Required

An affirmative vote of a majority of the shares represented at the Annual Meeting in person (including by webcast) or by properly executed proxy and entitled to vote on Proposal 2 is necessary to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2012. Abstentions will be equivalent to a vote against this proposal. If no voting specification is made on a properly returned or voted proxy card, the proxy card will vote FOR Proposal 2.

Fees Paid to BDO USA, LLP

In addition to retaining BDO USA, LLP to audit our financial statements for fiscal 2011, we engaged the firm from time to time during the year to perform other services. The following table sets forth the aggregate fees billed by BDO USA, LLP in connection with services rendered during the last two fiscal years.

Fee Category	Fiscal 2011	Fiscal 2010
Audit Fees	$569,034	$96,040
Audit-Related Fees	0	0
Tax Fees	86,738	156,960
All Other Fees	0	0

	$655,772	$253,000

Audit Fees consist of fees billed for professional services rendered in connection with the audit of our annual financial statements, the review of the interim financial statements included in quarterly reports and services that are normally provided by BDO USA, LLP in connection with statutory and regulatory filings or engagements. Fees for audit services in fiscal 2011 include fees billed for professional services related to our IPO, including providing comfort letters and consents. Fees for audit services in fiscal 2010 include fees billed for the audit of our annual financial statements. Beginning in fiscal 2012, Audit Fees will also include fees related to BDO USA, LLP’s assessment of internal control over financial reporting.

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” In fiscal 2010 and fiscal 2011, no audit-related services were provided by BDO USA, LLP.

Tax Fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, tax audit defense and mergers and acquisitions.

All Other Fees consist of fees for services other than the services reported above. In fiscal 2010 and fiscal 2011, no services other than those discussed above were provided by BDO USA, LLP.

The Audit Committee has considered whether the provision of the non-audit services described above by BDO USA, LLP is compatible with maintaining auditor independence and determined that BDO USA, LLP’s provision of non-audit services did not compromise its independence as our independent registered public accounting firm.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has adopted a policy requiring pre-approval of all audit and non-audit related services to be provided by the Company’s independent auditor regardless of amount. These services may include audit services, audit-related services, tax services and other related services. BDO USA, LLP and management are required to periodically report to the Audit Committee regarding the extent of services provided by BDO USA, LLP in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. Following consummation of our IPO, all services provided by BDO USA, LLP were pre-approved by the Audit Committee in accordance with this policy.

Audit Committee Report

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls and processes for monitoring compliance with laws and regulations. The Audit Committee is composed of “independent directors,” as defined in the NASDAQ Listing Rules, and acts under a written charter in compliance with the Sarbanes-Oxley Act of 2002 and other regulations adopted by the SEC and NASDAQ.

Audit Committee Disclosures

With respect to the fiscal year ended December 30, 2011, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

2.	The Audit Committee has discussed with its independent registered public accounting firm, BDO USA, LLP, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3.	The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. In addition, the Audit Committee has discussed and considered whether the provision of non-audit services by the Company’s principal auditor, as described above, is compatible with maintaining auditor independence.

4.	Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Company’s Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2011, for filing with the SEC.

The Chefs’ Warehouse, Inc. Audit Committee

John D. Austin, Chairman
L. Kevin Cox
Stephen Hanson

The foregoing Report of the Audit Committee shall not be considered soliciting material, nor shall it be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The Report of the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, regardless of any general incorporation language in such filing.

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

As described in this proxy statement under the caption “EXECUTIVE COMPENSATION—Compensation Discussion and Analysis,” the Compensation Committee’s goal in setting executive compensation is to attract and retain highly-qualified executives by providing total compensation for each position that our board of directors and chief executive officer believe is competitive within our business sector. We also seek to provide appropriate incentives for our named executive officers to achieve performance metrics related to company-wide performance and the individual’s relevant performance goals. In applying these principles, we seek to integrate compensation with our short- and long-term strategic plans and to align the interests of our named executive officers with the long-term interests of our stockholders.

Stockholders are urged to read the Compensation Discussion and Analysis contained in this proxy statement, which discusses how our compensation policies and procedures implement our compensation objectives and philosophies, as well as the summary compensation table set forth in “EXECUTIVE COMPENSATION—Summary Compensation Table—Fiscal Years 2010-2011” and other related compensation tables and narrative disclosure which describe the compensation of our named executive officers in fiscal 2011.

The Compensation Committee and the Board believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in aligning the interests of our executives with those of our stockholders and in incentivizing performance that supports our short- and long-term strategic objectives and that the compensation of our named executive officers in fiscal 2011 reflects and supports these compensation policies and procedures.

As required by Section 14A of the Exchange Act and as a matter of good corporate governance, stockholders will be asked at the Annual Meeting to approve the following advisory resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is, hereby APPROVED.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

The Board unanimously recommends that stockholders vote “FOR” the non-binding, advisory vote on executive compensation. Proxies received by the Board will be voted “FOR” the non-binding, advisory vote on executive compensation unless a contrary choice is specified in the proxy.

Vote Required

An affirmative vote of a majority of the shares represented at the Annual Meeting in person (including by webcast) or by properly executed proxy and entitled to vote on Proposal 3 is necessary for approval. Broker non-votes will have no effect on the outcome of this proposal, and abstentions will be equivalent to a vote against this proposal. If no voting specification is made on a properly returned or voted proxy card, the proxy card will vote FOR Proposal 3.

PROPOSAL 4—ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

In Proposal 4, the Board is asking stockholders to cast a non-binding advisory vote on how frequently say-on-pay votes should be held in the future. Stockholders will be able to cast their votes on whether to hold say-on-pay votes every one year, two years or three years. Alternatively, you may abstain from casting a vote.

You may cast your vote on the resolution below by indicating your preference for us to conduct future advisory votes on the compensation of our named executive officers every one year, two years or three years, or you may abstain from voting:

RESOLVED, that the option of once every one year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold an advisory stockholder vote to approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

Although this advisory vote is not binding on the Board, the Board will carefully consider and expects to be guided by the alternative that receives the most stockholder support in determining the frequency of future say-on-pay votes. Notwithstanding the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

While our executive compensation programs are designed to promote a long-term connection between pay and performance, after careful consideration of the frequency alternatives, the Board believes that conducting advisory votes on executive compensation every one year is appropriate for us and our stockholders at this time.

The Board unanimously recommends that stockholders vote for the frequency of “ONE YEAR” on the non-binding, advisory vote on the frequency of non-binding, advisory votes on executive compensation. Proxies received by the Board will be voted for “ONE YEAR” unless a contrary choice is specified in the proxy.

Vote Required

The advisory vote regarding frequency of a stockholder advisory vote on the compensation of the Company’s named executive officers shall be determined by whichever of the choices—every one year, two years or three years—receives the greatest number of votes cast. Shares represented by proxies which are marked to indicate abstentions from this proposal and broker non-votes with respect to this proposal will not affect its outcome. If no voting specification is made on a properly returned or voted proxy card, the proxies named on the proxy card will vote for a frequency of every ONE YEAR for future advisory votes regarding the executive compensation of the named executive officers.

PROPOSAL 5—APPROVAL OF THE CHEFS’ WAREHOUSE, INC.

2011 OMNIBUS EQUITY INCENTIVE PLAN

On July 27, 2011, the Board unanimously approved and adopted The Chefs’ Warehouse, Inc. 2011 Omnibus Equity Incentive Plan (the “2011 Incentive Plan”), subject to the approval of our stockholders. The 2011 Incentive Plan affords the Board the ability to design compensatory awards that are responsive to the Company’s needs and includes authorization for a variety of awards designed to advance the Company’s interests and long-term success by encouraging stock ownership among the Company’s officers and other key executives, employees, non-employee directors and consultants and otherwise linking the compensation of such persons to share price performance or the achievement of specified corporate objectives. These awards include equity and cash awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

The summary of the 2011 Incentive Plan which follows is qualified in its entirety by reference to the complete text of the 2011 Incentive Plan as set forth in Appendix A to this proxy statement. You should read the complete text of the 2011 Incentive Plan for more details regarding the operation of the 2011 Incentive Plan.

2011 Omnibus Equity Incentive Plan

Overview

On July 27, 2011, the Board adopted the 2011 Incentive Plan. The purpose of the 2011 Incentive Plan is to promote the interests of the Company and its stockholders by (i) attracting and retaining key officers, employees and directors; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its stockholders.

Set forth below is a summary of the terms of the 2011 Incentive Plan, which is qualified in its entirety by the full text of the 2011 Incentive Plan, a copy of which is attached as Appendix A to this proxy statement.

Summary of Material Terms

Eligibility and Administration of the 2011 Incentive Plan.

Any key officer, employee, consultant or director of ours shall be eligible to be a designated participant. The 2011 Incentive Plan shall be administered by a “Committee” composed of at least two “non-employee directors,” within the meaning of Section 16 of the Exchange Act, and Rule 16b-3 thereunder, each of whom is designated as: (i) an “outside director” for purposes of Section 162(m) of the Code, and (ii) “independent” within the meaning of the Listing Rules of The NASDAQ Stock Market.

Subject to the terms of the 2011 Incentive Plan and applicable law, and in addition to other express powers and authorizations conferred on the Compensation Committee by the 2011 Incentive Plan, the Compensation Committee shall have full power and authority in its discretion (and in accordance with Section 409A of the Code with respect to awards subject thereto) to: (i) designate participants; (ii) determine eligibility for participation in the 2011 Incentive Plan and decide all questions concerning eligibility for and the amount of awards under the 2011 Incentive Plan; (iii) determine the type or types of awards to be granted to a participant; (iv) determine the number of shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with awards; (v) determine the timing, terms, and conditions of any award; (vi) accelerate the time at which all or any part of an award may be settled or exercised; (vii) determine whether, to what extent, and under what circumstances awards may be settled or exercised in cash, shares, other securities, other awards or other property, or canceled, forfeited or suspended and the method or methods by which awards may be settled, exercised, canceled, forfeited or suspended; (viii) determine whether, to what extent, and under what circumstances cash, shares, other securities, other awards, other property, and other amounts payable with respect to an award shall be deferred either automatically or at the election of the holder thereof or of the Compensation Committee; (ix) grant awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company or a subsidiary or affiliate; (x) grant substitute awards on such terms and conditions as the Compensation Committee may prescribe, subject to compliance with the incentive stock option rules under Section 422 of the Code and the nonqualified deferred compensation rules under Section 409A of the Code, where applicable; (xi) make all determinations under the 2011 Incentive Plan concerning any participant’s separation from service with the Company or a subsidiary or affiliate, including whether such separation occurs by reason of cause, good reason, disability, retirement, or in connection with a change in control and whether a leave constitutes a separation from service; (xii) interpret and administer the 2011 Incentive Plan and any instrument or agreement relating to, or award made under, the 2011 Incentive Plan; (xiii) except to the extent prohibited under the terms of the 2011 Incentive Plan, amend or modify the terms of any award at or after grant with the consent of the holder of the award; (xiv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the 2011 Incentive Plan; and (xv) make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the 2011 Incentive Plan.

Limitations on the 2011 Incentive Plan Awards.

No participant may receive options or stock appreciation rights, or SARs, under the 2011 Incentive Plan in any calendar year that, taken together, relate to more than 200,000 shares. With respect to any covered officer, the maximum annual number of shares in respect of which all performance awards may be granted under the 2011 Incentive Plan is 200,000, and the maximum amount of all performance awards that are settled in cash and that may be granted under the 2011 Incentive Plan in any year is $2,000,000.

Shares Subject to the 2011 Incentive Plan.

The number of shares of common stock, par value $0.01 per share, of the Company (each, a “Share” and collectively, the “Shares”) which may be issued pursuant to all awards after the effective date of the 2011 Incentive Plan is equal to 1,750,000 (the “Share Reserve”). Each Share issued pursuant to an option, restricted stock award, restricted stock unit or redeemed portion of a SAR shall reduce the Share Reserve by one (1) share. If any award granted under the 2011 Incentive Plan shall expire, terminate, be settled in cash (in whole or in part) or otherwise be forfeited or canceled for any reason before it has vested or been exercised in full, the shares subject to such award shall, to the extent of such expiration, cash settlement, forfeiture, or termination, again be available for awards under the 2011 Incentive Plan. The Compensation Committee may make such other determinations regarding the counting of shares issued pursuant to the 2011 Incentive Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law. Notwithstanding the foregoing, if an option or SAR is exercised, in whole or in part, by tender of shares or if the Company’s tax withholding obligation is satisfied by withholding shares, the number of shares deemed to have been issued under the 2011 Incentive Plan shall be the number of shares that were subject to the option or SAR or portion thereof, and not the net number of shares actually issued and any SARs to be settled in shares shall be counted in full against the number of shares available for issuance under the 2011 Incentive Plan, regardless of the number of shares issued upon the settlement of the SAR.

Stock Options and Stock Appreciation Rights.

The Compensation Committee shall have sole and complete authority to determine the participants to whom options and SARs shall be granted, the number of shares subject to each award, the exercise price and the conditions and limitations applicable to the exercise of each option and SAR. An option may be granted with or without a related SAR. A SAR may be granted with or without a related option. The grant of an option or SAR shall occur when the Compensation Committee by resolution, written consent or other appropriate action determines to grant such option or SAR for a particular number of shares to a particular participant at a particular option price or grant price, as the case may be, or such later date as the Compensation Committee shall specify in such resolution, written consent or other appropriate action. The Compensation Committee shall have the authority to grant incentive stock options and to grant non-qualified stock options. In the case of incentive stock options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. To the extent the aggregate fair market value (determined at the time the incentive stock option is granted) of the shares with respect to which all incentive stock options are exercisable for the first time by an employee during any calendar year (under all plans described in Section 422(d) of the Code of the employee’s employer corporation and its parent and subsidiaries) exceeds $100,000, such options shall be treated as non-qualified stock options. Incentive stock options may not be granted to any individual who, at the time of grant owns stock possessing more than 10% of the total combined voting power of all of the outstanding common stock of the Company or any of its subsidiaries, unless the exercise price is not less than 110% of the fair market value of the common stock on the date of the grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option.

Each option and SAR shall be exercisable at such times and subject to such terms and conditions as the Compensation Committee may, in its sole discretion, specify in the applicable award agreement or thereafter. The Compensation Committee may impose such conditions with respect to the exercise of options or SARs, including without limitation any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any option granted under the 2011 Incentive Plan shall be effective only at such time as the sale of shares pursuant to such exercise will not violate any state or federal securities or other laws.

An option or SAR may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Compensation Committee of the amount of the option price for the number of Shares with respect to which the option is then being exercised.

Payment of the option price shall be made in (i) cash or cash equivalents, or, (ii) at the discretion of the Compensation Committee, by transfer, either actually or by attestation, to the Company of unencumbered shares previously acquired by the participant, valued at the fair market value of such shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the Compensation Committee, (iii) by a combination of (i) or (ii), or (iv) by any other method approved or accepted by the Compensation Committee in its sole discretion, including, if the Compensation Committee so determines, (x) a cashless (broker-assisted) exercise that complies with applicable laws or (y) withholding shares (net-exercise) otherwise deliverable to the participant pursuant to the option having an aggregate fair market value at the time of exercise equal to the total option price. Until the optionee has been issued the shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such shares. The Company reserves, at any and all times in the Company’s sole discretion, the right to establish, decline to approve or terminate any program or procedures for the exercise of options by means of a method set forth in subsection (iv) above, including with respect to one or more participants specified by the Company notwithstanding that such program or procedures may be available to other participants.

Restricted Shares and Restricted Share Units.

The Compensation Committee shall have sole and complete authority to determine the participants to whom restricted shares and restricted share units shall be granted, the number of restricted shares and/or the number of restricted share units to be granted to each participant, the duration of the period during which, and the conditions under which, the restricted shares and restricted share units may be forfeited to the Company, and the other terms and conditions of such awards. The restricted share and restricted share unit awards shall be evidenced by award agreements in such form as the Compensation Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Compensation Committee that are consistent with the terms of the 2011 Incentive Plan.

Each restricted share and restricted share unit award made under the 2011 Incentive Plan shall be for such number of shares as shall be determined by the Compensation Committee and set forth in the award agreement containing the terms of such restricted share or restricted share unit award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment (or other service-providing capacity) of the Company in order for the forfeiture and transfer restrictions to lapse. If the Compensation Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the shares covered by the restricted share or restricted share unit award. The award agreement may also, in the discretion of the Compensation Committee, set forth performance or other conditions that will subject the shares to forfeiture and transfer restrictions. The Compensation Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding restricted share and restricted share unit awards.

Each restricted share unit shall have a value equal to the fair market value of a share. Restricted share units may be paid in cash, shares, other securities or other property, as determined in the sole discretion of the Compensation Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable award agreement. The applicable award agreement shall specify whether a participant will be entitled to receive dividend equivalent rights in respect of restricted share units at the time of any payment of dividends to stockholders on shares.

Performance Awards.

The Compensation Committee shall have sole and complete authority to determine the participants who shall receive a performance award, which shall consist of a right that is (i) denominated in cash or shares (including but not limited to restricted shares and restricted share units), (ii) valued, as determined by the Compensation Committee, in accordance with the achievement of such performance goals during such performance periods as the Compensation Committee shall establish, and (iii) payable at such time and in such form as the Compensation Committee shall determine.

Subject to the terms of the 2011 Incentive Plan and any applicable award agreement, the Compensation Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award and the amount and kind of any payment or transfer to be made pursuant to any performance award, and may amend specific provisions of the performance award, provided, however, that such amendment may not adversely affect existing performance awards made within a performance period commencing prior to implementation of the amendment.

Performance awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Compensation Committee, on a deferred basis. Separation from service prior to the end of any performance period, other than for reasons of death or disability, will result in the forfeiture of the performance award, and no payments will be made. Notwithstanding the foregoing, the Compensation Committee may, in its discretion, waive any performance goals and/or other terms and conditions relating to a performance award. A participant’s rights to any performance award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Compensation Committee may determine at or after grant.

Awards that are granted as performance-based awards to certain officers of the Company shall be based upon the attainment of performance goals established by the Compensation Committee and payable at such time and in such form as the Compensation Committee shall determine. The performance objectives of performance-based awards to certain officers under the 2011 Incentive Plan may include one or more or a combination of objectives, including the following: (i) earnings before any one or more of the following: interest, taxes, depreciation, amortization and/or stock compensation; (ii) operating (or gross) income or profit; (iii) operating efficiencies; (iv) return on equity, assets, capital, capital employed or investment; (v) after tax operating income; (vi) net income; (vii) earnings or book value per share; (viii) financial ratios; (ix) cash flow(s); (x) total sales or revenues or sales or revenues per employee; (xi) production (separate work units); (xii) stock price or total stockholder return; (xiii) dividends; (xiv) debt or cost reduction; (xv) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals (including, without limitation, developmental, strategic or manufacturing milestones of products or projects in development, execution of contracts with current or prospective customers and development of business expansion strategies) and goals relating to acquisitions, joint ventures or collaborations or divestitures; or (xvi) any combination thereof.

To the extent necessary to comply with Section 162(m) of the Code, with respect to grants of performance awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Compensation Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each covered officer for such performance period. Following the completion of each performance period, the Compensation Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to covered officers for such performance period. In determining the amount earned by a covered officer for a given performance period, subject to any applicable award agreement, the Compensation Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Compensation Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the performance period.

Other Stock-Based Awards.

The Compensation Committee shall have the authority to determine the participants who shall receive other equity-based awards, as deemed by the Compensation Committee to be consistent with the purposes of the 2011 Incentive Plan. Subject to the terms of the 2011 Incentive Plan and any applicable award agreement, the Compensation Committee shall determine the terms and conditions of any such other stock-based award.

Non-Employee Director Awards.

The Board may provide that all or a portion of a non-employee director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a non-employee director) in the form of non-qualified stock options, restricted shares, restricted share units and/or other stock-based awards, including unrestricted shares. The Board shall have full power and authority in its discretion to determine the terms and conditions of any such awards, including the terms and conditions which may apply upon a termination of the non-employee director’s service as a member of the Board and shall have full power and authority in its discretion to administer such awards, subject to the terms of the 2011 Incentive Plan and applicable law.

Separation from Service.

The Compensation Committee shall have the full power and authority to determine the terms and conditions that shall apply to any award upon a separation from service with the Company, its subsidiaries and affiliates, including a separation from the Company with or without cause, by a participant voluntarily, or by reason of death, disability, early retirement or retirement, and may provide such terms and conditions in the award agreement or in such rules and regulations as it may prescribe.

Change in Control.

Unless otherwise provided by the Compensation Committee, or in an award agreement or by a contractual agreement between the Company and a participant, if, within one year following a change in control, a participant separates from service with the Company (or its successor) by reason of (a) death; (b) disability; (c) normal retirement or early retirement; (d) for good reason by the participant; or (e) involuntary termination by the Company for any reason other than for cause, all outstanding awards of such participant shall vest, become immediately exercisable and payable and have all restrictions lifted. For purposes of an award subject to Section 409A of the Code, good reason shall exist only if (i) the participant notifies the Company of the event establishing good reason within 90 days of its initial existence, (ii) the Company is provided 30 days to cure such event and (iii) the participant separates from service with the Company (or its successor) within 180 days of the initial occurrence of the event.

In the event of a change in control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be, or the Acquiror (in accordance with Section 409A of the Code, to the extent applicable), may, without the consent of any participant, either assume or continue the Company’s rights and obligations under each or any award or portion thereof outstanding immediately prior to the change in control or substitute for each or any such outstanding award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable, provided, that in the event of such an assumption, the Acquiror must grant the rights set forth above to the participant in respect of such assumed awards.

The Compensation Committee may (in accordance with Section 409A of the Code, to the extent applicable), in its discretion and without the consent of any participant, determine that, upon the occurrence of a change in control, each or any award or a portion thereof outstanding immediately prior to the change in control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Compensation Committee) subject to such canceled award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the change in control, or (iii) other property which, in any such case, shall be in an amount having a fair market value equal to the fair market value of the consideration to be paid per share in the change in control, reduced by the exercise or purchase price per share, if any, under such award (which payment may, for the avoidance of doubt, be $0, in the event the per share exercise or purchase price of an award is greater than the per share consideration in connection with the change in control). In the event such determination is made by the Compensation Committee, the amount of such payment (reduced by applicable withholding taxes, if any), if any, shall be paid to participants in respect of the vested portions of their canceled awards as soon as practicable following the date of the change in control and in respect of the unvested portions of their canceled awards in accordance with the vesting schedules applicable to such awards.

Term and Amendment of 2011 Incentive Plan.

The Board may amend, alter, suspend, discontinue or terminate the 2011 Incentive Plan or any portion thereof at any time, provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply. The Compensation Committee shall not have the power to (i) amend the terms of previously granted options to reduce the option price of such options, (ii) amend the terms of any previously granted SAR to reduce the grant price of such SAR, (iii) cancel such options and grant substitute options with a lower option price than the cancelled options, or (iv) cancel such SARs and grant substitute SARs with a lower grant price than the cancelled SARs, in each case without the approval of the Company’s stockholders.

The 2011 Incentive Plan will terminate on the tenth anniversary of its adoption, after which no new awards may be granted under the 2011 Incentive Plan.

Certain Federal Income Tax Consequences.

The following is a brief summary of certain Federal income tax laws in effect on the date hereof with applicability to the 2011 Incentive Plan. This summary is not intended to be exhaustive and the exact tax consequences to any participant will depend on his or her particular circumstances and other factors. The 2011 Incentive Plan participants are encouraged to consult their own tax advisors with respect to any state tax consequences or particular federal tax implications of awards granted under the 2011 Incentive Plan.

Tax consequences to the Company and to participants receiving awards will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option, a nonqualified option, a SAR, a restricted share, or a restricted share unit award. A participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of common stock acquired on the date of exercise. Similarly, the exercise of an SAR will result in ordinary income on the value of the SAR to the individual at the time of exercise.

If a participant sells shares of common stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of common stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the incentive stock option shares of common stock), and (ii) the exercise price. Otherwise, a participant’s disposition of shares of common stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) or SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares of common stock. A participant’s tax basis generally will be the sum of the exercise price of the option or SAR plus any amount previously recognized as ordinary income in connection with the exercise of the option or SAR.

The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option or SAR. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of common stock for the incentive stock option holding periods prior to disposition of the shares.

With respect to the grant of restricted shares, the participant will recognize ordinary income on the fair market value of the common stock at the time restricted shares vest (less any amount paid for the shares) unless a participant makes an election under Section 83(b) of the Code to be taxed at the time of grant. With respect to a grant of restricted share units, the participant will recognize ordinary income on the amount of cash (for units payable in cash) or the fair market value of the common stock (for units settled in stock) at the time such payments are made available to the participant under the terms of the restricted share unit award. The participant also is subject to capital gains treatment on the subsequent sale of any common stock acquired through the vesting of a

SAR, restricted share award, or restricted share unit award. For this purpose, the participant’s basis in the common stock is its fair market value at the time the SAR is exercised, the restricted share becomes vested (or is granted, if an election under Section 83(b) is made), or the restricted share units become vested (unless delivery of the shares has been validly deferred). The Company will be allowed a deduction for the amount of ordinary income recognized by a participant with respect to a restricted share award.

Payments made under performance awards are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to, and are transferable by, the participant. Participants receiving performance awards settled in shares of the Company’s common stock will recognize ordinary income equal to the fair market value of the shares of the Company’s common stock received as the performance goals are met and such shares vest, less any amount paid by the participant for the performance shares, unless the participant makes an election under Section 83(b) of the Code to be taxed at the time of the grant. A Section 83(b) election may not be available with respect to certain forms of performance awards. The participant is also subject to capital gain or loss treatment on the subsequent sale of any of the Company’s common stock awarded to a participant as performance shares. Unless a participant makes a Section 83(b) election, his or her basis in the stock is its fair market value at the time the performance goals are met and the performance shares become vested.

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid in excess of $1.0 million in any tax year to its chief executive officer and certain other most highly compensated executives. However, compensation that qualifies as “performance-based compensation” is excluded from this $1.0 million deduction limit and therefore remains fully deductible by the company that pays it. The Company generally intends that, except as otherwise determined by the Compensation Committee (i) performance awards and (ii) options granted (a) with an exercise price at least equal to 100% of the fair market value of the underlying shares of common stock at the date of grant (b) to employees the Compensation Committee expects to be named executive officers at the time a deduction arises in connection with such awards, qualify as “performance-based compensation” so that these awards will not be subject to the Section 162(m) deduction limitations. The Compensation Committee will not necessarily limit executive compensation to amounts deductible under Section 162(m) of the Code, however, if such limitation is not in the best interests of the Company and its stockholders.

Substitute payments for dividends made to participants with respect to restricted shares or certain performance awards payable in the Company’s stock will be taxed as ordinary income to the participant until the shares vest. After vesting, dividend payments may be qualified dividend income subject to a current maximum federal tax rate of 15% provided that the stockholder meets certain other requirements with respect to those shares. If a participant makes a Section 83(b) election with respect to restricted shares or certain eligible performance awards, these payments may be qualified dividend income, provided that the other requirements are met. We recommend that participants consult with their tax advisors to determine whether such dividends are qualified dividend income.

Section 409A of the Code provides generally that nonqualified deferred compensation that does not meet certain requirements will subject the recipients of such compensation to accelerated taxation, enhanced underpayment interest and an additional twenty percent tax. Although the Company intends to administer the 2011 Incentive Plan so that awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any award under the 2011 Incentive Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any participant for any tax, interest, or penalties that such participant might owe as a result of the grant, holding, vesting, exercise, or payment of any award under the 2011 Incentive Plan.

The foregoing discussion is general in nature and is not intended to be a complete description of the Federal income tax consequences of the 2011 Incentive Plan. This discussion does not address the effects of other Federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the 2011 Incentive Plan are urged to consult a tax advisor as to the tax consequences of participation.

The 2011 Incentive Plan is not intended to be qualified under Section 401(a) of the Code.

The Board of Directors recommends a vote “FOR” Proposal 5, which approves The Chefs’ Warehouse, Inc. 2011 Omnibus Equity Incentive Plan.

Vote Required

An affirmative vote of a majority of the shares represented at the Annual Meeting in person (including by webcast) or by properly executed proxy and entitled to vote on Proposal 5 is necessary for approval. Broker non-votes will have no effect on the outcome of this proposal, and abstentions will be equivalent to a vote against this proposal. If no voting specification is made on a properly returned or voted proxy card, the proxy card will vote FOR Proposal 5.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock (“Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. To the Company’s knowledge, based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company for the fiscal year ended December 30, 2011 pursuant to Rule 16a-3(e) of the Exchange Act and written representations from Reporting Persons that all required reports had been filed, the Company believes that all Reporting Persons filed the required reports on a timely basis.

Stockholder Proposals for the 2013 Annual Meeting of Stockholders

The 2013 annual meeting of stockholders is expected to be held on May 17, 2013, although this date may change. Eligible stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2013 may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. In order to be considered timely for inclusion in the Company’s proxy materials for the 2013 annual meeting of stockholders, stockholder proposals must be received by the Company at 100 East Ridge Road, Ridgefield, Connecticut 06877, addressed to the corporate secretary of the Company, not later than December 5, 2012. Eligible stockholders interested in submitting a matter to be brought before the Company’s 2013 annual meeting although not included in the Company’s proxy materials may do so by following the procedures prescribed in the Company’s Bylaws. In order for the proposal to be considered timely for the Company’s 2013 annual meeting, such stockholder proposal must be received by the Company at the address stated above not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders (i.e., not earlier than January 17, 2013 and not later than February 16, 2013); provided, however, that if the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be so received not later than the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was first made, whichever occurs first.

The stockholder’s submission must include certain specified information concerning the proposal and the stockholder, including such stockholder’s ownership of our common stock. As we will not entertain any proposals at an annual meeting that do not meet these requirements, we strongly encourage stockholders to seek advice from legal counsel before submitting a proposal. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement.

THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING IN PERSON OR ON THE INTERNET THROUGH A VIRTUAL WEB CONFERENCE. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE EITHER IN PERSON OR VIA THE INTERNET, BY TELEPHONE, OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD (IF RECEIVED BY MAIL) AS SOON AS POSSIBLE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. STOCKHOLDERS OF RECORD OR BENEFICIAL STOCKHOLDERS NAMED AS PROXIES BY THEIR STOCKHOLDERS OF RECORD WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND CAST THEIR VOTES ELECTRONICALLY OVER THE INTERNET DURING THE MEETING.

By Order of the Board of Directors,

Christopher Pappas, Chairman of the Board

April 4, 2012

APPENDIX A

THE CHEFS’ WAREHOUSE, INC.

2011 OMNIBUS EQUITY INCENTIVE PLAN

THE CHEFS’ WAREHOUSE, INC.

2011 OMNIBUS EQUITY INCENTIVE PLAN

THE CHEFS’ WAREHOUSE, INC.

2011 OMNIBUS EQUITY INCENTIVE PLAN

Section 1.	Purpose.

This plan shall be known as the “The Chefs’ Warehouse, Inc. 2011 Omnibus Equity Incentive Plan” (the “Plan”). The purpose of the Plan is to promote the interests of The Chefs’ Warehouse, Inc. (the “Company”) and its stockholders by (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its stockholders. With respect to any awards granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.

Section 2.	Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

2.1 “Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, and (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

2.2 “Award” means any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Award, or Other Stock-Based Award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish.

2.3 “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cause” means, unless otherwise defined in the applicable Award Agreement, (i) the engaging by the Participant in willful misconduct that is injurious to the Company or its Subsidiaries or Affiliates, or (ii) the embezzlement or misappropriation of funds or property of the Company or its Subsidiaries or Affiliates by the Participant. For purposes of this paragraph, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company. Any determination of Cause for purposes of the Plan or any Award shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant.

2.6 “Change in Control” means, unless otherwise provided in the applicable Award Agreement, the happening of one of the following:

(a) any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned Subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company’s securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

(b) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

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(c) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

Notwithstanding the foregoing, unless otherwise provided in the applicable Award Agreement, with respect to Awards subject to Section 409A of the Code, a Change in Control shall mean a “change in the ownership of the Company,” a “change in the effective control of the Company,” or a “change in the ownership of a substantial portion of the assets of the Company” as such terms are defined in Section 1.409A-3(i)(5) of the Treasury Regulations.

2.7 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8 “Committee” means a committee of the Board composed of not less than two Non-Employee Directors, each of whom shall be (i) a “non-employee director” for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder, (ii) an “outside director” for purposes of Section 162(m), and (iii) “independent” within the meaning of the listing standards of the Nasdaq Stock Market.

2.9 “Consultant” means any consultant to the Company or its Subsidiaries or Affiliates.

2.10 “Covered Officer” means at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m); provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company or the taxable year of the Company in which the applicable Award will be paid or vested, and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid or vested.

2.11 “Director” means a member of the Board.

2.12 “Disability” means, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan. With respect to Awards subject to Section 409A of the Code, unless otherwise defined in the applicable Award Agreement, the term “Disability” shall have the meaning set forth in Section 409A of the Code.

2.13 “Early Retirement” means, unless otherwise provided in an Award Agreement, retirement with the express consent of the Committee at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate prior to age 65, in accordance with any applicable early retirement policy of the Company then in effect or as may be approved by the Committee.

2.14 “Effective Date” has the meaning provided in Section 16.1 of the Plan.

2.15 “Employee” means a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.17 “Fair Market Value” with respect to the Shares, means, for purposes of a grant of an Award as of any date, (i) the reported closing sales price of the Shares on the Nasdaq Stock Market, or any other such market or exchange as is the principal trading market for the Shares, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith and by the reasonable application of a reasonable valuation method (as applicable), by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.

2.18 “Good Reason” means, unless otherwise provided in an Award Agreement, (i) a material reduction in a Participant’s position, authority, duties or responsibilities following a Change in Control as compared to such level immediately prior to a Change in Control, (ii) any material reduction in a Participant’s annual base salary as in effect

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immediately prior to a Change in Control; (iii) the relocation of the office at which the Participant is to perform the majority of his or her duties following a Change in Control to a location more than 30 miles from the location at which the Participant performed such duties prior to the Change in Control; or (iv) the failure by the Company or its successor to continue to provide the Participant with benefits substantially similar in aggregate value to those enjoyed by the Participant under any of the Company’s pension, life insurance, medical, health and accident or disability plans in which Participant was participating immediately prior to a Change in Control, unless the Participant is offered participation in other comparable benefit plans generally available to similarly situated employees of the Company or its successor after the Change in Control.

2.19 “Grant Price” means the price established at the time of grant of an SAR pursuant to Section 6 used to determine whether there is any payment due upon exercise of the SAR.

2.20 “Incentive Stock Option” means an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.21 “Non-Employee Director” means a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.

2.22 “Non-Qualified Stock Option” means an option to purchase Shares from the Company that is granted under Sections 6 or 10 of the Plan and is not intended to be an Incentive Stock Option.

2.23 “Normal Retirement” means, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from active employment with the Company or any of its Subsidiaries or Affiliates on or after such Participant’s 65th birthday.

2.24 “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

2.25 “Option Price” means the purchase price payable to purchase one Share upon the exercise of an Option.

2.26 “Other Stock-Based Award” means any Award granted under Sections 9 or 10 of the Plan. For purposes of the share counting provisions of Section 4.1 hereof, an Other Stock-Based Award that is not settled in cash shall be treated as (i) an Option Award if the amounts payable thereunder will be determined by reference to the appreciation of a Share, and (ii) a Restricted Share Award if the amounts payable thereunder will be determined by reference to the full value of a Share.

2.27 “Outside Director” means, with respect to the grant of an Award, a member of the Board then serving on the Committee.

2.28 “Participant” means any Employee, Director, Consultant or other person who receives an Award under the Plan.

2.29 “Performance Award” means any Award granted under Section 8 of the Plan. For purposes of the share counting provisions of Section 4.1 hereof, a Performance Award that is not settled in cash shall be treated as (i) an Option Award if the amounts payable thereunder will be determined by reference to the appreciation of a Share, and (ii) a Restricted Share Award if the amounts payable thereunder will be determined by reference to the full value of a Share.

2.30 “Person” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

2.31 “Registration Date” means the time that the registration statement on Form S-1 of Chefs’ Warehouse Holdings, LLC, predecessor to the Company, becomes effective.

2.32 “Restricted Share” means any Share granted under Sections 7 to 10 of the Plan.

2.33 “Restricted Share Unit” means any unit granted under Sections 7 to 10 of the Plan.

2.34 “Retirement” means Normal or Early Retirement.

2.35 “SEC” means the Securities and Exchange Commission or any successor thereto.

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2.36 “Section 16” means Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

2.37 “Section 162(m)” means Section 162(m) of the Code and the regulations promulgated thereunder and any successor provision thereto as in effect from time to time.

2.38 “Separation from Service” or “Separates from Service” shall have the meaning ascribed to such term pursuant to Section 409A of the Code and the regulations promulgated thereunder.

2.39 “Shares” means shares of the common stock, par value $0.01 per share, of the Company.

2.40 “Share Reserve” has the meaning set forth in Section 4.1 hereof.

2.41 “Specified Employee” has the meaning ascribed to such term pursuant to Section 409A of the Code and the regulations promulgated thereunder.

2.42 “Stock Appreciation Right” or “SAR” means a stock appreciation right granted under Sections 6, 8 or 10 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value of such Share on the date of exercise over the Grant Price.

2.43 “Subsidiary” means any Person (other than the Company) of which 50% or more of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

2.44 “Substitute Awards” means Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

Section 3.	Administration.

3.1 Authority of Committee. The Plan shall be administered by a Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Outside Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion (and in accordance with Section 409A of the Code with respect to Awards subject thereto) to: (i) designate Participants; (ii) determine eligibility for participation in the Plan and decide all questions concerning eligibility for and the amount of Awards under the Plan; (iii) determine the type or types of Awards to be granted to a Participant; (iv) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (v) determine the timing, terms, and conditions of any Award; (vi) accelerate the time at which all or any part of an Award may be settled or exercised; (vii) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (viii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (ix) grant Awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company or a Subsidiary or Affiliate; (x) grant Substitute Awards on such terms and conditions as the Committee may prescribe, subject to compliance with the Incentive Stock Option rules under Section 422 of the Code and the nonqualified deferred compensation rules under Section 409A of the Code, where applicable; (xi) make all determinations under the Plan concerning any Participant’s Separation from Service with the Company or a Subsidiary or Affiliate, including whether such separation occurs by reason of Cause, Good Reason, Disability, Retirement, or in connection with a Change in Control and whether a leave constitutes a Separation from Service; (xii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (xiii) except to the extent prohibited by Section 6.2, amend or modify the terms of any Award at or after grant with the consent of the holder of the Award; (xiv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xv) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 14 hereunder to amend or terminate the Plan.

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3.2 Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award. A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

3.3 Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section.

3.4 No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

Section 4.	Shares Available For Awards.

4.1 Shares Available. Subject to the provisions of Section 4.2 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards after the Effective Date of this Plan is 1,750,000 Shares (the “Share Reserve”). The number of Shares with respect to which Incentive Stock Options may be granted shall be no more than 1,000,000. Each Share issued pursuant to an Option shall reduce the Share Reserve by one (1) share. Each Share subject to a redeemed portion of a SAR shall reduce the Share Reserve by one (1) share. Each Share issued pursuant to a Restricted Stock Award or a Restricted Stock Unit Award shall reduce the Share Reserve by one (1) share. If any Award granted under this Plan (whether before or after the Effective Date of this Plan) shall expire, terminate, be settled in cash (in whole or in part) or otherwise be forfeited or canceled for any reason before it has vested or been exercised in full, the Shares subject to such Award shall, to the extent of such expiration, cash settlement, forfeiture, or termination, again be available for Awards under the Plan, in accordance with this Section 4.1. The Committee may make such other determinations regarding the counting of Shares issued pursuant to this Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law. Notwithstanding the foregoing, if an Option or SAR is exercised, in whole or in part, by tender of Shares or if the Company’s tax withholding obligation is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in this Section 4.1 shall be the number of Shares that were subject to the Option or SAR or portion thereof, and not the net number of Shares actually issued and any SARs to be settled in Shares shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of shares issued upon the settlement of the SAR. Any Shares that again become available for grant pursuant to this Section shall be added back as (i) one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan, and (ii) as one (1) Share if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan. Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2 hereof, no Participant may receive Options or SARs under the Plan in any calendar year that, taken together, relate to more than 200,000 Shares.

4.2 Adjustments. Without limiting the Committee’s discretion as provided in Section 13 hereof, in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property, and other than a normal cash dividend), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares, then the Committee shall, in an equitable and proportionate manner as determined by the Committee (and, as applicable, in such manner as is consistent with Sections 162(m), 422 and 409A of the Code and the regulations thereunder) either: (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan, provided that the number of Shares subject to any Award shall always be a whole number; (3) the grant or exercise price with respect to any Award under the Plan, and (4) the limits on the number of Shares or Awards that may be granted to Participants under the Plan in any calendar year; (ii) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award. Any such adjustments to outstanding Awards shall be effected in a manner that precludes the material enlargement of rights and benefits under such Awards.

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4.3 Substitute Awards. Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Awards under the Plan.

4.4 Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.

Section 5.	Eligibility.

Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Outside Directors shall only be eligible to receive Awards granted consistent with Section 10.

Section 6.	Stock Options And Stock Appreciation Rights.

6.1 Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the exercise price and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. The grant of an Option or SAR shall occur when the Committee by resolution, written consent or other appropriate action determines to grant such Option or SAR for a particular number of Shares to a particular Participant at a particular Option Price or Grant Price, as the case may be, or such later date as the Committee shall specify in such resolution, written consent or other appropriate action. The Committee shall have the authority to grant Incentive Stock Options and to grant Non-Qualified Stock Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. To the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans described in Section 422(d) of the Code of the Employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

6.2 Price. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted and the Grant Price at the time each SAR is granted. Except in the case of Substitute Awards, the Option Price of an Option may not be less than the Fair Market Value of a Share on the date of grant of such Option, and the Grant Price of an SAR may not be less than the Fair Market Value of a Share on the date of grant of such SAR. In the case of Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4.2 hereof in the form of Options or SARS, such grants shall have an Option Price (or Grant Price) per Share that is intended to maintain the economic value of the Award that was replaced or adjusted as determined by the Committee. Notwithstanding the foregoing and except as permitted by the provisions of Section 4.2 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options to reduce the Option Price of such Options, (ii) amend the terms of previously granted SARs to reduce the Grant Price of such SARs, (iii) cancel such Options and grant substitute Options with a lower Option Price than the cancelled Options, or (iv) cancel such SARs and grant substitute SARs with a lower Grant Price than the cancelled SARs, in each case without the approval of the Company’s stockholders.

6.3 Term. Subject to the Committee’s authority under Section 3.1 and the provisions of Section 6.6, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing, but subject to Section 6.4(a) hereof, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted.

6.4 Exercise.

(a) Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.6 herein, whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine. An Award Agreement may provide that the period of time over which an Option, other than an Incentive Stock Option, or SAR may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Participant’s exercise of such Award would violate applicable securities law; provided, however, that during the extended exercise period the Option or SAR may only be exercised to the extent

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such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option or SAR first would no longer violate such laws.

(b) The Committee may impose such conditions with respect to the exercise of Options or SARs, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.

(c) An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised.

(d) Payment of the Option Price shall be made in (i) cash or cash equivalents, (ii) at the discretion of the Committee, by transfer, either actually or by attestation, to the Company of unencumbered Shares previously acquired by the Participant, valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the Committee, (iii) by a combination of (i) or (ii), or (iv) by any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, (x) a cashless (broker-assisted) exercise that complies with applicable laws or (y) withholding Shares (net-exercise) otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such Shares. The Company reserves, at any and all times in the Company’s sole discretion, the right to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a method set forth in subsection (iv) above, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(e) At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares or a combination of cash and Shares. A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

6.5 Separation from Service. Except as otherwise provided in the applicable Award Agreement, an Option or SAR may be exercised only to the extent that it is then exercisable, and if at all times during the period beginning with the date of granting such Award and ending on the date of exercise of such Award the Participant is an Employee, Non-Employee Director or Consultant, and shall terminate immediately upon a Separation from Service by the Participant. An Option or SAR shall cease to become exercisable upon a Separation from Service of the holder thereof. Notwithstanding the foregoing provisions of this Section 6.5 to the contrary, the Committee may determine in its discretion that an Option or SAR may be exercised following any such Separation from Service, whether or not exercisable at the time of such separation; provided, however, that in no event may an Option or SAR be exercised after the expiration date of such Award specified in the applicable Award Agreement, except as provided in Section 6.4(a).

6.6 Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan, the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

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Section 7.	Restricted Shares And Restricted Share Units.

7.1 Grant.

(a) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(b) Each Restricted Share and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share or Restricted Share Unit Award. Such agreement shall set forth a period of time (not less than one year) during which the grantee must remain in the continuous employment (or other service-providing capacity) of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Share Unit Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Share Unit Awards.

7.2 Delivery of Shares and Transfer Restrictions.

(a) At the time a Restricted Share Award is granted, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Participant’s ownership of Restricted Shares prior to the lapse of any transfer restrictions or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Award, and confirmation and account statements sent to the Participant with respect to such book-entry Shares may bear the restrictive legend referenced in the preceding sentence. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Share Awards evidenced in such manner. The holding of Restricted Shares by the Company or such an escrow holder, or the use of book entries to evidence the ownership of Restricted Shares, in accordance with this Section 7.2(a), shall not affect the rights of Participants as owners of the Restricted Shares awarded to them, nor affect the restrictions applicable to such shares under the Award Agreement or the Plan, including the transfer restrictions.

(b) Unless otherwise provided in the applicable Award Agreement, the grantee shall have all rights of a stockholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee at or after grant, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met. Restricted Share Units shall be subject to similar transfer restrictions as Restricted Share Awards, except that no Shares are actually awarded to a Participant who is granted Restricted Share Units on the date of grant, and such Participant shall have no rights of a stockholder with respect to such Restricted Share Units until the restrictions set forth in the applicable Award Agreement have lapsed.

7.3 Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all

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restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the Restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be (or, in the case of book-entry Shares, such restrictions and restricted stock legend shall be removed from the confirmation and account statements delivered to the Participant or the Participant’s beneficiary or estate, as the case may be, in book-entry form).

7.4 Payment of Restricted Share Units. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units may be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. The applicable Award Agreement shall specify whether a Participant will be entitled to receive dividend equivalent rights in respect of Restricted Share Units at the time of any payment of dividends to stockholders on Shares. If the applicable Award Agreement specifies that a Participant will be entitled to dividend equivalent rights, (i) the amount of any such dividend equivalent right shall equal the amount that would be payable to the Participant as a stockholder in respect of a number of Shares equal to the number of vested Restricted Share Units then credited to the Participant, and (ii) any such dividend equivalent right shall be paid in accordance with the Company’s payment practices as may be established from time to time and as of the date on which such dividend would have been payable in respect of outstanding Shares (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided, that no dividend equivalents shall be paid on Restricted Share Units that are not yet vested. Except as otherwise determined by the Committee at or after grant, Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.

Section 8.	Performance Awards.

8.1 Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares (including but not limited to Restricted Shares and Restricted Share Units), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

8.2 Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.

8.3 Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. Separation from Service prior to the end of any performance period, other than for reasons of death or Disability, will result in the forfeiture of the Performance Award, and no payments will be made. Notwithstanding the foregoing, the Committee may in its discretion, waive any performance goals and/or other terms and conditions relating to a Performance Award. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.

Section 9.	Other Stock-Based Awards.

The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 and 7 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

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Section 10.	Non-Employee Director And Outside Director Awards.

10.1 The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

10.2 The Board may also grant Awards to Outside Directors pursuant to the terms of the Plan, including any Award described in Sections 6, 7 and 9 above. With respect to such Awards, all references in the Plan to the Committee shall be deemed to be references to the Board.

Section 11.	Provisions Applicable To Covered Officers And Performance Awards.

11.1 Notwithstanding anything in the Plan to the contrary, unless the Committee determines that a Performance Award to be granted to a Covered Officer should not qualify as “performance-based compensation” for purposes of Section 162(m), Performance Awards granted to Covered Officers shall be subject to the terms and provisions of this Section 11.

11.2 The Committee may grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 11, performance goals shall be limited to one or more of the following Company, Subsidiary, operating unit, business segment or division financial performance measures:

(a)	earnings before any one or more of the following: interest, taxes, depreciation, amortization and/or stock compensation;

(b)	operating (or gross) income or profit;

(c)	operating efficiencies;

(d)	return on equity, assets, capital, capital employed or investment;

(e)	after tax operating income;

(f)	net income;

(g)	earnings or book value per Share;

(h)	financial ratios;

(i)	cash flow(s);

(j)	total sales or revenues or sales or revenues per employee;

(k)	production (separate work units or SWUs);

(l)	stock price or total stockholder return;

(m)	dividends;

(n)	debt or cost reduction;

(o)	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals (including, without limitation, developmental, strategic or manufacturing milestones of products or projects in development, execution of contracts with current or prospective customers and development of business expansion strategies) and goals relating to acquisitions, joint ventures or collaborations or divestitures; or

(p)	any combination thereof.

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Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit, business segment or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or Shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in this Section 11.2 to exclude any of the following events that occurs during a performance period: (i) asset impairments or write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (vi) the effect of adverse federal, governmental or regulatory action, or delays in federal, governmental or regulatory action or (vii) any other event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; provided that the Committee commits to make any such adjustments within the 90 day period set forth in Section 11.4.

11.3 With respect to any Covered Officer, the maximum annual number of Shares in respect of which all Performance Awards may be granted under Section 8 of the Plan is 200,000 and the maximum amount of all Performance Awards that are settled in cash and that may be granted under Section 8 of the Plan in any year is $2,000,000.

11.4 In the case of grants of Performance Awards with respect to which compliance with Section 162(m) is intended, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the performance period.

11.5 Unless otherwise expressly stated in the relevant Award Agreement, each Award granted to a Covered Officer under the Plan is intended to be performance-based compensation within the meaning of Section 162(m). Accordingly, unless otherwise determined by the Committee, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee discretion to increase the amount of compensation otherwise payable to a Covered Officer in connection with any such Award upon the attainment of the performance criteria established by the Committee.

Section 12.	Separation from Service.

The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a Separation from Service with the Company, its Subsidiaries and Affiliates, including a separation from the Company with or without Cause, by a Participant voluntarily, or by reason of death, Disability, Early Retirement or Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

Section 13.	Change In Control.

13.1 Certain Terminations. Unless otherwise provided by the Committee, or in an Award Agreement or by a contractual agreement between the Company and a Participant, if, within one year following a Change in Control, a Participant Separates from Service with the Company (or its successor) by reason of (a) death; (b) Disability; (c) Normal Retirement or Early Retirement; (d) for Good Reason by the Participant; or (e) involuntary termination by the Company for any reason other than for Cause, all outstanding Awards of such Participant shall vest, become immediately exercisable and payable and have all restrictions lifted. For purposes of an Award subject to Section 409A of the Code, Good Reason shall exist only if (i) the Participant notifies the Company of the event establishing Good Reason within 90 days of its initial existence, (ii) the Company is provided 30 days to cure such event and (iii) the Participant Separates from Service with the Company (or its successor) within 180 days of the initial occurrence of the event.

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13.2 Accelerated Vesting. The Committee may (in accordance with Section 409A, to the extent applicable), in its discretion, provide in any Award Agreement, or, in the event of a Change in Control, may take such actions as it deems appropriate to provide, for the acceleration of the exercisability, vesting and/or settlement in connection with such Change in Control of each or any outstanding Award or portion thereof and Shares acquired pursuant thereto upon such conditions (if any), including termination of the Participant’s service prior to, upon, or following such Change in Control, to such extent as the Committee shall determine. In the event of a Change of Control, and without the consent of any Participant, the Committee may, in its discretion, provide that for a period of at least fifteen (15) days prior to the Change in Control, any Options or Stock Appreciation Rights shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Stock Options or Stock Appreciation Rights shall terminate and be of no further force and effect.

13.3 Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may (in accordance with Section 409A, to the extent applicable), without the consent of any Participant, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable; provided, that in the event of such an assumption, the Acquiror must grant the rights set forth in Section 13.1 to the Participant in respect of such assumed Awards. For purposes of this Section, if so determined by the Committee, in its discretion, an Award denominated in Shares shall be deemed assumed if, following the Change in Control, the Award (as adjusted, if applicable, pursuant to Section 4.2 hereof) confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each Share subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Shares pursuant to the Change in Control. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

13.4 Cash-Out of Awards. The Committee may (in accordance with Section 409A, to the extent applicable), in its discretion at or after grant and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Share (and each unvested Share, if so determined by the Committee) subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Share in the Change in Control, reduced by the exercise or purchase price per share, if any, under such Award (which payment may, for the avoidance of doubt, be $0, in the event the per share exercise or purchase price of an Award is greater than the per share consideration in connection with the Change in Control). In the event such determination is made by the Committee, the amount of such payment (reduced by applicable withholding taxes, if any), if any, shall be paid to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and may be paid in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

13.5 Performance Awards. The Committee may (in accordance with Section 409A, to the extent applicable), in its discretion at or after grant, provide that in the event of a Change in Control, (i) any outstanding Performance Awards relating to performance periods ending prior to the Change in Control which have been earned but not paid shall become immediately payable, (ii) all then-in-progress performance periods for Performance Awards that are outstanding shall end, and either (A) any or all Participants shall be deemed to have earned an award equal to the relevant target award opportunity for the performance period in question, or (B) at the Committee’s discretion, the Committee shall determine the extent to which performance criteria have been met with respect to each such Performance Award, if at all, and (iii) the Company shall cause to be paid to each Participant such partial or full Performance Awards, in cash, Shares or other property as determined by the Committee, within thirty (30) days of such Change in Control, based on the Change in Control consideration, which amount may be zero if applicable. In the absence of such a determination, any Performance Awards relating to performance periods that will not have ended as of the date of a Change in Control shall be terminated and canceled for no further consideration.

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Section 14.	Amendment And Termination.

14.1 Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.

14.2 Amendments to Awards. Subject to the restrictions of Section 6.2, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively in time (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

14.3 Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (and shall make such adjustments for the events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles.

Section 15.	General Provisions.

15.1 Limited Transferability of Awards. Except as otherwise provided in the Plan, an Award Agreement or by the Committee at or after grant, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer. No transfer of an Award for value shall be permitted under the Plan.

15.2 Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Shares, or, in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of Shares available for grant under Section 4 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Performance Awards. Notwithstanding the foregoing, with respect to an Award subject to Section 409A of the Code, the payment, deferral or crediting of any dividends or dividend equivalents shall conform to the requirements of Section 409A of the Code and such requirements shall be specified in writing.

15.3. Compliance with Section 409A of the Code. No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code. In addition, if a Participant is a Specified Employee at the time of his or her Separation from Service, any payments with respect to any Award subject to Section 409A of the Code to which the Participant would otherwise be entitled by reason of such Separation from Service shall be made on the date that is six months after the Participant’s Separation from Service (or, if earlier, the date of the Participant’s death). Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest, or penalties that Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

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15.4 No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

15.5 Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.6 Tax Withholding. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Options to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award. Without limiting the generality of the foregoing, the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to the Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required federal, state local and foreign withholding obligations using the minimum statutory withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income) and/or (b) tendering to the Company Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time as may be required to avoid the Company’s or the Affiliates’ or Subsidiaries’ incurring an adverse accounting charge, based, in each case, on the Fair Market Value of the Shares on the payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

15.7 Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

15.8 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Share Units, Other Stock-Based Awards or other types of Awards provided for hereunder.

15.9 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.

15.10 No Rights as Stockholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares.

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15.11 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.

15.12 Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

15.13 Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

15.14 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

15.15 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

15.16 Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 16.	Term Of The Plan.

16.1 Effective Date. The Plan shall be effective upon the later to occur of (i) its adoption by the Board or (ii) immediately prior to the Registration Date (the “Effective Date”).

16.2 Expiration Date. No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth (10th) anniversary of the Effective Date.

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THE CHEFS’ WAREHOUSE, INC. 100 EAST RIDGE ROAD RIDGEFIELD, CT 06877	VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/chef
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M43859-P23257                         KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE CHEFS’ WAREHOUSE, INC.				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors			☐	☐	☐
Nominees:
	01)	John D. Austin	05) Stephen Hanson
	02)	John A. Couri	06) Christopher Pappas
	03)	L. Kevin Cox	07) John Pappas
	04)	Dean Facatselis
The Board of Directors recommends you vote FOR the following proposals:									For	Against	Abstain
2.	To ratify the selection of BDO USA LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2012.								☐	☐	☐
3.	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement to which this proxy card relates.								☐	☐	☐
The Board of Directors recommends you vote for the option of once every one year on the following proposal:								1 Year	2 Years	3 Years	Abstain
4.

To vote, on a non-binding, advisory basis, on the frequency (once every one year, two years or three years) that stockholders of the Company will have a non-binding, advisory vote on the compensation of the Company’s named executive officers.

								☐	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:									For	Against	Abstain
5.	To approve The Chefs’ Warehouse, Inc. 2011 Omnibus Equity Incentive Plan.								☐	☐	☐

NOTE: The proxies are further authorized to vote in their discretion on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Combined Document is available at www.proxyvote.com.

M43860-P23257

THE CHEFS’ WAREHOUSE, INC. Annual Meeting of Stockholders May 17, 2012 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Christopher Pappas and Kenneth Clark, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of THE CHEFS’ WAREHOUSE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, EDT, on May 17, 2012, at The Ridgefield Playhouse, 80 East Ridge Street, Ridgefield, Connecticut 06877 and online at www.virtualshareholdermeeting.com/chef, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “FOR” the election of the nominees listed on the reverse side for the Board of Directors, “FOR” Proposals 2 and 3, for “1 year” for Proposal 4 and “FOR” Proposal 5. The proxies are also authorized to vote upon all matters as may properly come before the meeting, or any adjournment or postponement thereof, utilizing their own discretion.

Continued and to be signed on reverse side